Exhibit p.23

The Blackstone Group L.P.

Code of Ethics

January 2019

The Blackstone Group L.P.

SECTION A – Code of Ethics

Message from Stephen A. Schwarzman

All of us have every reason to be proud of Blackstone’s high standards. The Firm is committed to preserving its reputation for excellence and integrity in everything we do. Our reputation today is a tribute to all of you and the manner in which you conduct the Firm’s business, and for that we want to thank you wholeheartedly.

It has taken the Firm since 1985 to build that reputation, but we should be fully aware that reputations can be destroyed in a fraction of that time by one brief shortcoming.

None of you can be unaware of the trials and tribulations that have beset Wall Street. More than a few of these problems have arisen because of poor ethical judgments or simply a lack of appropriate standards.

To ensure that everyone fully understands the Firm’s approach and the standards by which we measure ourselves, the enclosed comprehensive Code of Business Conduct and Ethics has been prepared to help guide you in your decision-making.

It is imperative that you read and abide by these standards so that we can continue to be a successful and admired organization in the years ahead.

Thank you again for your diligence and cooperation in helping Blackstone maintain its stellar reputation.

Stephen A. Schwarzman Chairman and Chief Executive Officer

Business Ethics and Compliance Standards and Procedures

Integrity, honesty and sound judgment are fundamental to the reputation and success of The Blackstone Group L.P. and its respective subsidiaries and affiliates (collectively, “Blackstone”, “TBG”, the “Company” or the “Firm”). The policies outlined in this Code of Ethics (the “Code”) are designed to ensure that all Blackstone directors, officers and employees not only conduct themselves lawfully at all times, but also maintain the highest ethical standards in every aspect of their dealings with other employees, the business community, clients, suppliers and government authorities.

The Firm is committed to providing equal employment opportunities to all employees and applicants for employment without regard to race, color, religion, creed, gender, sex, pregnancy, sexual orientation, self-identified or perceived sex, gender identity or expression, the status of being transgender, national origin or ancestry, ethnicity, alienage or citizenship status, age, disability, marital, familial, or partnership status, military or veteran status, predisposing genetic characteristics, status as a victim of domestic violence, sex offense, stalking, arrest or conviction record, caregiver status, credit history, unemployment status, uniformed service, or any other class or status protected by law in accordance with applicable federal, state and local laws. This policy applies to all terms and conditions of employment, including but not limited to hiring, placement, promotion, termination, transfer, leave of absence, compensation and training. In addition, Blackstone prohibits any discriminatory conduct of its agents and non-employees who have contact with employees during working hours or at work-related events.

No employee should be misguided by any sense of false loyalty to the Firm or a desire for profitability that might cause him or her to disobey any applicable law or Firm policy. Violation of Firm policy will constitute grounds for disciplinary action, including, when appropriate, termination of service.

The Blackstone Group believes our people are our most important resource. We seek to hire the brightest and most talented and empower them to be better.

Management seeks to (1) foster a stimulating culture where there is a commitment to excellence; (2) promote and reward our personnel for their contributions and achievements; and (3) promote an ethical environment and a sense of mutual trust and shared responsibility.

The material contained in this Code and the Firm’s Global Compliance Policies Manual, Investment Advisor Compliance Policies & Procedures (and related supplements), and Code of Business Conduct and Ethics (such material referred to herein as the “Code of Conduct” or the “Code”) serves as a guide for employees when faced with legal or ethical questions. The Code is not all-inclusive, and the Firm expects employees to use their own judgment at all times to follow the high ethical standards to which the Firm is committed.

The Firm takes this Code of Conduct very seriously. All employees must follow the ethical standards set forth in this Code and are obligated to report, in a timely fashion, any possible violations of law or of our ethical standards that they may witness or have a reasonable basis to believe exist. Reporting in good faith possible ethical violations by others will not subject you to reprisal. An employee retaliating or punishing another employee for reporting suspected unethical or illegal conduct or any questionable situation may be subject to disciplinary action, up to and including termination, and may be acting in violation of the law. As discussed below, all reports and inquiries will be handled confidentially to the greatest extent possible under the circumstances.

It is the responsibility of employees to read carefully and understand this Code, but we do not expect this Code to answer every possible question an employee may have in the course of conducting business. To this end, employees should keep in mind the following steps as they consider a particular problem or concern:

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

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Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

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Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

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Seek help from individuals other than your supervisor. In situations where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, consider discussing the issue with someone from the Human Resources department. If the issue relates to a specific Financial Industry Regulatory Authority (“FINRA”) or Investment Advisers Act of 1940 (as amended) matter, consider discussing the issue with the Legal and Compliance Department (“LCD”). In the case of accounting, internal accounting controls or auditing matters, consider discussing the issue with the Chief Financial Officer or the audit committee of the board of directors. Interested parties may also communicate directly with the Firm’s non-management directors through contact information located in the Firm’s annual proxy statement.

If employees are concerned about an ethical situation or are not sure whether specific conduct meets the Firm’s standards of conduct, employees are responsible for asking their supervisors or managers, the Chief Legal Officer (“CLO”) or any other representative of the LCD, or the Human Resources Department any questions that they may feel are necessary to understand the Firm’s expectations of them.

If you believe you or another employee may have violated the law or our ethical standards, it is your responsibility to immediately report the violation to your supervisor or manager, a representative of the LCD or the Human Resources Department, or, to the extent permitted by applicable law, the Employee and Reporting Hotline or website described below. Similarly, if you are a supervisor or manager and you have received information from an employee concerning activity that he or she believes may violate the Code or that you believe may violate the Code, you should report the matter to a representative of the LCD or the Human Resources Department, the Audit Committee or the Employee and Reporting Hotline or website described below.

Employees who fail to comply (either in letter or spirit) with these policies, including supervisors or managers who fail to detect or report wrongdoing, may be subject to disciplinary action, up to and including termination of employment. The following are examples of conduct that may result in discipline:

•	Actions that violate a Firm policy;

•	Requesting others to violate a Firm policy;

•	Failure to promptly disclose a known or suspected violation of a Firm policy;

•	Failure to cooperate in Firm investigations of possible violations of a Firm policy;

•	Retaliation against another employee for reporting a good faith integrity concern; and

•	Failure to demonstrate the leadership and diligence needed to ensure compliance with Firm policies and applicable law.

It is important to understand that a violation of certain of these policies may subject the Firm and the individual employee to civil liability and damages, regulatory sanction and/or criminal prosecution.

Employee and Reporting Hotline

Employees interested in communicating a concern anonymously may call the Employee Hotline toll-free, 24 hours a day from any country in which Blackstone has an office. The hotline is hosted by a third party provider, EthicsPoint (also known as NAVEX Global). In the U.S., the hotline can be reached by dialing 1-855-657-8027. Callers from outside the U.S. can find country-specific dialing instructions at www.blackstone.ethicspoint.com by choosing the relevant location from the drop-down menu. Employees may also submit a report online at www.blackstone.ethicspoint.com.

At no time will the Employee Hotline utilize “Caller ID” technologies to identify an employee who wishes to remain anonymous. In order to facilitate positive action in response to employees’ concerns, callers may give their names and work locations. Callers from the European Economic Area are encouraged to give their names and work locations.

All reports and inquiries will be handled confidentially to the maximum extent practicable under the circumstances. As mentioned above, no employee will be subject to retaliation or punishment for good faith reporting of suspected violations of law or of our ethical standards by another employee or for coming forward to alert the Firm of any questionable situation. Furthermore, any person who participates in retaliation against such employee will be subject to disciplinary action, up to and including termination of employment.

Waivers of the Code

Any waiver of any provision of this Code for executive officers or directors of Blackstone Group Management L.L.C., the general partner of The Blackstone Group L.P., must be approved by the board of directors or a committee of the board of directors of Blackstone Group Management L.L.C. and will be promptly disclosed as required by applicable securities law and/or stock exchange rules.

Respect at Blackstone

When Steve Schwarzman and Pete Peterson formed the Firm in 1985, their aim was to build a group of related businesses, to attract the very best people and to provide an environment in which we could grow to become among the leaders in our respective business areas. That has meant fostering an environment in which there was and is freedom of expression, constant interaction, attentive listening and consideration to personal and business issues at all levels.

All personnel should treat everyone, including fellow employees, clients, vendors and guests, with respect and dignity. We are all individually responsible for creating and maintaining a work environment that is built on these values.

Confidential Information

The Firm regularly comes into possession of Confidential Information (as that term is defined below) in the course of the Firm’s business. The Firm is strongly committed to protecting Confidential Information, whether entrusted to the Firm by an actual or prospective client, investor or portfolio company, generated within the Firm or obtained from some other source. The Firm is also strongly committed to avoiding the misuse, or the appearance of misuse, of such information, whether in connection with the trading of securities or otherwise.

During the course of employment by or association with TBG, employees may learn of or have access to information concerning the (i) business, (ii) affairs, (iii) operations, (iv) strategies, (v) policies, (vi) procedures, (vii) organizational and personnel matters related to any present or former employee of TBG, including compensation and investment arrangements, (viii) terms of agreements, (ix) financial structure, (x) financial position, financial results or other financial affairs, (xi) actual or proposed transactions or investments, (xii) investment results, (xiii) existing or prospective clients or investors, (xiv) computer programs or (xv) other confidential information related to the business of TBG or to its affiliates, actual or prospective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally or otherwise accessed via a data room portal such as Intralinks. All of such information, from whatever source learned or obtained and regardless of the Company’s connection to the information, is “Confidential Information.”

Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the financial or investment results of, or any other information about the investment “track record” of, (a) TBG, (b) a business group of TBG, (c) one or more funds or portfolio companies managed by affiliates of TBG, or (d) any individual or group of individuals during their time at TBG, or (2) describes an individual’s role in achieving or contributing to any such investment results.

Confidential Information does not include information that has been made generally available to the public, but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to TBG through TBG’s aggregation or interpretation of such information.

Because all of its Confidential Information constitutes a valuable asset of TBG and/or TBG’s clients, without the prior written consent of TBG (which may be given or withheld in TBG’s sole discretion) or TBG’s clients, as applicable, no employee of TBG or any of its affiliates may, while he or she is employed by or associated with TBG or at any time thereafter, (a) disclose any Confidential Information to any person except at the direction of TBG or its clients, as applicable, (b) make any other use of any Confidential Information except in the business of TBG and in a manner which at all times is intended to serve the interests of TBG or its clients, or (c) disclose any information (whether or not Confidential Information) concerning TBG or its affiliates or its present or former employees, clients or investors to any reporter, author or similar person or entity or take any other action likely to result in such information being made available to the public in any form, including books, articles or writings of any other kind, film, videotape, electronic means of communication or any other medium, except in compliance with TBG policy.

Any Firm personnel who fail to comply, either in letter or spirit, with these important policies may be subject to disciplinary action, up to and including termination of employment. The Firm may pursue appropriate legal action against present or former employees or members to enforce these policies.

In addition to complying with the important policies set forth above, employees and members are required to execute a confidentiality agreement prior to the commencement of employment and familiarize themselves with and acknowledge that agreement by their signature, as well as adhere to the policies and procedures set forth in the Firm’s Global Compliance Policies Manual and Investment Adviser Compliance Policies and Procedures. The latter documents contain important additional policies and procedures concerning Confidential Information and related matters.

Notwithstanding any confidentiality or non-disclosure agreement (whether in writing or otherwise, including without limitation as part of an employment agreement, separation agreement or similar employment or compensation arrangement) applicable to a current or former employees, the Firm does not restrict any current or former employee from reporting, communicating, cooperating or filing a complaint on possible violations of federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the, SEC, FINRA, EEOC or NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Moreover, employees do not need to give prior notice to (or get prior authorization from) Blackstone regarding any such communication or disclosure. In addition, the Firm does not restrict employees from discussing, disclosing or inquiring about wages to the extent consistent with applicable pay equity laws, or from engaging in activity protected by the National Labor Relations Act; for example, non-managerial and non-supervisory employee discussions regarding their terms and conditions of employment.

Conflicts of Interest

A conflict of interest occurs when an individual’s private interest interferes, or even appears to interfere, with the interests of the Firm as a whole. A conflict of interest may arise when an employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Firm. Loans to, or guarantees of obligations of, such persons are of special concern.

Business decisions and actions must be based on the best interests of the Firm and its clients. Employees may not have outside interests that conflict or appear to conflict with their ability to make business decisions in the best interests of the Firm or its clients. Employees are expected to act solely for the benefit of the Firm and its clients and must not be influenced by a personal interest that may result from other individual or business concerns. Conflicts of interest are to be scrupulously avoided and, if unavoidable, must be disclosed to the LCD at the earliest opportunity. If you have any uncertainty about whether your actions or relationships present a conflict of interest, contact the LCD for guidance.

Family Members and Close Personal Relationships

Conflicts of interest may arise when doing business with organizations in which employees’ family members have an ownership or employment interest. Family members include spouses, parents, children, siblings and in-laws. Employees may not conduct business on behalf of the Firm and may not use their influence to get the Firm to do business with family members or an organization with which an employee or an employee’s family member is associated unless specific written approval has been granted in advance by the Chairman and Chief Executive Officer or the CLO.

Outside Employment / Directorships

All employees are expected to devote their best efforts to their job at all times. Employees may not maintain outside employment activities that compromise job performance or that may present a conflict of interest. All outside business activities are subject to the prior approval of the Firm’s LCD.

Please refer to Section F of this Code of Ethics – Outside Business Activities for more information.

Consultants and Agents

Whenever it becomes necessary to engage the services of an individual or firm to consult for or represent the Firm, special care must be taken to ensure that no conflicts of interest exist between the Firm and the person or firm to be retained. Employees must also ensure that outside consultants and agents of the Firm are reputable and qualified. Agreements with consultants or agents should be in writing and should be approved by the CLO.

Other Situations

Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. Any employee, officer or director who becomes aware of a conflict of interest or a potential conflict of interest should bring it to the attention of a supervisor, manager or other appropriate personnel, the LCD or the CLO.

Corporate Opportunities

It is the Firm’s policy that employees, officers and directors may not take opportunities for themselves that are discovered through the use of Firm property, information or position, or use Firm property, information or position for personal gain. Furthermore, employees may not compete with the Firm directly or indirectly. Employees, officers and directors have a duty to the Firm to advance its legitimate interests when the opportunity to do so arises.

Protection and Proper Use of Firm Assets

Theft, carelessness and waste have a direct impact on the Firm’s profitability. Employees, officers and directors have a duty to safeguard Firm assets and ensure their efficient use. Firm assets should be used only for legitimate business purposes and employees and directors should take measures to ensure against their theft, damage, or misuse.

Firm assets include intellectual property such as trademarks, business and marketing plans, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information is a violation of Firm policy.

Fair Dealing

Each employee, officer and director shall endeavor to deal fairly with the Firm’s equity holders, competitors, suppliers and employees. No employee or director shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.

No bribes, kickbacks or other similar payments in any form shall be made directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favorable action. The Firm and the employee, officer or director involved may be subject to disciplinary action as well as potential civil or criminal liability for violation of this policy.

Relationships with Suppliers

The Firm encourages good supplier relations. However, employees may not benefit personally, whether directly or indirectly, from any purchase of goods or services for the Firm. Employees whose responsibilities include purchasing (be it merchandise, fixtures, services or other), or who have contact with suppliers, must not exploit their position at the Firm for personal gain. Generally, employees may not receive cash or other items of value from any supplier, whether directly or indirectly unless it is not pursuant to a quid pro quo and is not related to hiring or other business decisions (e.g. random chance raffle). Ordinary and customary periodic holiday gifts of a de-minimis amount are also permitted, subject to compliance with any requirements of TBG as well as the business group in question

Compliance with Laws

The Firm operates strictly within the bounds of the laws, rules and regulations that affect the conduct of our business. All employees are expected to know and to follow the law. Supervisors, managers or other appropriate personnel must ensure that employees understand and are informed of the requirements relating to their jobs. They must also be available to answer employee questions or concerns and, when necessary, to guide them to other subject-matter experts, including the Firm’s outside counsel. There are serious consequences for failing to follow any applicable laws, rules and regulations, up to and including termination of employment and potential criminal and civil penalties.

Governmental Filings and Responding to Governmental and Regulatory Requests

It is Firm policy to cooperate with all reasonable requests concerning Firm business from U.S. federal, state, municipal and foreign government agencies, such as the Federal Trade Commission, the Securities and Exchange Commission and the Department of Justice, and from regulatory organizations such as FINRA and the New York Stock Exchange. All contacts, inquiries, or requests – written or oral – for information or documents by governmental or self-regulatory authorities, including representatives of the SEC, FINRA, the states and non-U.S. regulators, should be reported immediately to the applicable CLO. In the case of telephone requests, the employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making such request and refer the inquiry to the LCD. With respect to filings made with U.S. federal, state, municipal and foreign governmental agencies, particularly those filings (e.g., Hart-Scott-Rodino filings) that are made in connection with an investment by the Firm, it is Firm policy that counsel retained by the Firm must generally be consulted prior to the submission of the filing with such agencies. In the event a decision not to contact outside counsel is made, written notification must be made to the CLO.

Insider Trading

The Firm’s policy against insider trading is designed to promote compliance with securities laws and to protect the Firm as well as Firm representatives from the very serious liability and penalties that can result from violations of these laws. The Firm is committed to maintaining its reputation for integrity and ethical conduct and this policy is an important part of that effort. It is TBG’s policy that directors, executive officers and other employees of TBG may not trade securities, of the Firm or otherwise, about which they learn material, non-public information. They are also prohibited from passing on such information to others who might make an investment decision based on it. Any questions as to whether information is material or has been adequately disclosed should be directed to the LCD.

In addition, directors, executive officers and employees are prohibited from engaging in transactions in TBG’s securities that are inconsistent with a long-term investment in TBG, signal a lack of confidence in TBG or may lead to the appearance of insider trading. Such transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as “day trading” and arbitrage trading, short sales, buying securities on margin, and the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of TBG’s securities.

Any violation of the Firm’s policies and procedures regarding personal securities trading by an employee or an employee’s family member may result in dismissal, suspension, with or without pay, or other disciplinary sanctions against the employee, whether or not the violation of the Firm’s policy also constitutes a violation of law.

Please refer to Section B of this Code of Ethics – Policy on Inside Information and Personal Securities Trading for more information.

Document Retention

Destruction or falsification of any information that the Firm is required to retain pursuant to legal or regulatory requirements, or that is potentially relevant to any violation of law, government investigation or civil legal matter, may lead to prosecution for obstruction of justice, regulatory action, legal sanctions or other adverse consequences for the Firm. The Firm’s Information Management and Legal Holds Policies govern the Firm’s retention, preservation or destruction of information. Employees are required to manage, retain and dispose of Firm information in accordance with those policies. Questions with regard to retention or destruction of information should be directed to the CLO. Please refer to the Firm’s Information Management Policy, Legal Holds Policy, and various compliance manuals for other provisions relating to information retention and disposal.

Taxes

The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to attempt to evade taxes or the payment of taxes. Neither should employees solicit clients on the basis of nor actively participate in assisting clients in attempting to evade the tax laws. The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to (i) make false statements to tax authorities regarding any matter, (ii) file fraudulent returns, statements, lists or other documents, (iii) conceal property or withhold records from tax authorities, (iv) willfully fail to file tax returns, keep required records or supply information to tax authorities or (v) willfully fail to collect, account for or pay a tax.

None of this prevents you from arranging your personal affairs in a manner serving to lawfully minimize the tax you are required to pay, and in so doing, you can consider all allowable deductions and credits that you may be entitled to claim.

In addition to complying with the tax laws, employees must cooperate fully with any regulatory entity or governmental authority and may not interfere with the administration of the tax laws. Payments and gifts to tax agents and other government officials are strictly prohibited. To this end, employees are required to refer business inquiries to the CLO and respond immediately to personal inquiries from a tax authority, including summons to testify or produce books, accounts, records, memoranda or other papers.

Maliciously False, Defamatory, or Other Unlawful Remarks

Maliciously false, defamatory, or other unlawful remarks or statements about the Firm or any of its personnel are strictly prohibited. No employee of the Firm, directly or indirectly, may make, while in the employ of the Firm or at any time thereafter, any such remarks or statements (whether of a professional or personal nature) to any individual or other third party (including without limitation any present or former member, partner or employee of the Firm) or entity regarding the Firm or any of their respective affiliates, members, partners or employees, or regarding such employee’s relationship with the Firm or the termination of such relationship.

Employees who violate this policy may be subject to disciplinary action, up to and including termination of employment. The Firm may also pursue appropriate legal action against present or former employees or members to enforce this policy.

This policy does not prohibit employees from making truthful disclosures to governmental agencies.

Doing Business Internationally

While the Firm must adapt to business customs and market practices in global markets, all employees worldwide should adhere to applicable U.S. laws and regulations and Firm standards. Every employee involved in non-U.S. operations should also respect the laws, cultures and customs of all countries in which the Firm operates and should conduct the Firm’s overseas activities in a way that contributes to development in all such locales.

Foreign Corrupt Practices Act / U.K. Bribery Act

Blackstone and its employees, agents and representatives must conduct their activities in full compliance with all applicable anti-corruption laws, including without limitation, the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, and any other anti-corruption laws that are in effect in the country in which the Blackstone employee, agent or representative operates.

The FCPA reaches conduct occurring outside of the territorial boundaries of the United States and applies to domestic and foreign subsidiaries of Blackstone and to both U.S. citizens and non-U.S. citizens. Under the FCPA:

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Blackstone and its Senior Managing Directors, agents, officers and employees are prohibited from making or authorizing the payment of either money or anything of value, directly or indirectly, to government officials, political parties or candidates for political office outside the United States to win or retain business or influence any act or decision of such officials;

•	All books, records and accounts, domestic and overseas, must accurately and fairly reflect business transactions and dispositions of Blackstone’s assets;

•	A system of internal accounting controls must be maintained to provide adequate corporate supervision over the accounting and reporting activities at all levels.

For information regarding the FCPA and the U.K. Bribery Act, please refer to Section D of this Code of Ethics.

Disclaimer

This Code is designed to acquaint directors, executive officers and employees with the Firm’s policies with respect to business conduct and ethics.

The information contained in this Code is not intended to represent all of the Firm’s policies. In addition, directors, executive officers and employees should be aware that the Firm may revise, supplement or rescind any policies or portions of this Code at any time as it deems appropriate, in its sole and absolute discretion. This Code is the property of the Firm.

SECTION B – Policy on Inside Information and Personal Securities Trading

(Extracted from The Blackstone Group L.P. Global Compliance Policies Manual)

ARTICLE III – CONFIDENTIAL INFORMATION AND PERSONAL SECURITIES

TRADING

A.	Introduction

The Company and its related entities regularly come into possession of confidential information in the course of their business. TBG is strongly committed to protecting confidential information, whether that information is entrusted to the Company by an actual or prospective client, investor or a portfolio company, generated within TBG or obtained from some other source. The Company is also strongly committed to avoiding the misuse, or the appearance of misuse, of such information, whether in connection with the trading of securities or otherwise.

In order to comply with all applicable federal and state laws and regulations to which TBG and its employees are subject, including those prohibiting the misuse of material, non-public information, to safeguard confidential information, to protect TBG’s reputation for integrity, to maintain client confidences and to avoid even the appearance of impropriety, TBG has adopted the following policies and procedures. These policies and procedures apply to all employees of the Company and, in regard to personal securities trading, to all employees’ Family (as defined in Section E(1)(b) below) members. All employees are expected to follow these policies and procedures strictly and to ensure that, where required, an employee’s Family also strictly follows them.

For purposes of this Article III, “employees” shall also extend to (i) consultants and temporary personnel employed by TBG, in each case for at least three months and (ii) specified senior advisors. It is in the discretion of the LCD to determine that this Article III (i) shall apply to consultants and temporary personnel (or to specific consultants and temporary personnel) employed for less than three months or (ii) does not apply to specific consultants, temporary personnel or senior advisors.

ANY VIOLATION OF THE COMPANY’S POLICIES AND PROCEDURES REGARDING THE HANDLING AND USE OF CONFIDENTIAL INFORMATION AND PERSONAL SECURITIES TRADING BY EMPLOYEES OR THEIR FAMILIES MAY RESULT IN DISMISSAL, SUSPENSION WITH OR WITHOUT PAY, OR OTHER DISCIPLINARY SANCTIONS AGAINST THE EMPLOYEE, WHETHER OR NOT THE VIOLATION OF TBG’S POLICY OR PROCEDURE ALSO CONSTITUTES A VIOLATION OF LAW. INDIVIDUALS WHO ARE CARRIED INTEREST AND/OR SIDE-BY-SIDE INVESTMENT PARTICIPANTS MAY ALSO RISK FORFEITURE OF THEIR UNREALIZED INVESTMENT GAINS ASSOCIATED WITH SUCH INVESTMENTS IN THE EVENT OF A VIOLATION OF THESE POLICIES, AND TBG MAY PURSUE APPROPRIATE LEGAL ACTION, INCLUDING INJUNCTIVE RELIEF, AGAINST PRESENT OR FORMER EMPLOYEES TO ENFORCE THESE POLICIES.

As part of their Annual Acknowledgement Form or other periodic basis determined by TBG, each employee will be required to certify in writing that (i) he or she has received, reviewed, understands and reaffirms his or her agreement to abide by all of TBG’s policies and procedures, (ii) he or she has complied with those policies and procedures, and (iii) he or she has no reason to believe that a violation of those policies or procedures, or the applicable federal or state securities laws or regulations, has occurred at TBG.

B.	Handling and Use of Confidential and Material, Non-public Information

1.	Confidential Information

During the course of employment by or association with TBG, employees may learn of or have access to information concerning the (i) business, (ii) affairs, (iii) operations, (iv) strategies, (v) policies, (vi) procedures, (vii) organizational and personnel matters related to any present or former employee of TBG, including compensation and investment arrangements, (viii) terms of agreements, (ix) financial structure, (x) financial position, financial results or other financial affairs, (xi) actual or proposed transactions or investments, (xii) investment results, (xiii) existing or prospective clients or investors, (xiv) computer programs or (xv) other confidential information related to the business of TBG or to its affiliates, actual or prospective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally or otherwise accessed via a data room portal such as Intralinks. All of such information, from whatever source learned or obtained and regardless of the Company’s connection to the information, is “Confidential Information.”

Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the financial or investment results of, or any other information about the investment “track record” of, (a) TBG, (b) a business group of TBG, (c) one or more funds or portfolio companies managed by affiliates of TBG, or (d) any individual or group of individuals during their time at TBG, or (2) describes an individual’s role in achieving or contributing to any such investment results.

Confidential Information does not include information that has been made generally available to the public, but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to TBG through TBG’s aggregation or interpretation of such information.

The need to exercise care in the handling and use of Confidential Information must be of constant concern to all employees. If an employee has any question as to the meaning of, or whether a particular action would violate, any of the policies or procedures set forth in this Manual section, he or she should promptly contact the LCD and, in any event, always do so before undertaking any such action.

Any breach of TBG’s Confidential Information policies shall be reported immediately to the LCD.

a.

Because all of its Confidential Information constitutes a valuable asset of TBG and/or TBG’s clients, without the prior written consent of TBG (which may be given or withheld in TBG’s sole discretion) or TBG’s clients, as applicable, no employee of TBG or any of its affiliates may, while he or she is employed by or associated with TBG or at any time thereafter, (a) disclose any Confidential Information to any person except at the direction of TBG or its clients, as applicable, (b) make any other use of any Confidential Information except in the business of TBG and in a manner which at all times is intended to serve the interests of TBG or its clients, or (c) disclose any information (whether or not Confidential Information) concerning TBG or its affiliates or its present or former employees, clients or investors to any reporter, author or similar person or entity or take any other action likely to result in such information being made available to the public in any form, including books, articles or writings of any other kind, film, videotape, electronic means of communication or any other medium, except in compliance with TBG policy.

b.

Nothing in this Manual prohibits or impedes any current or former employee from communicating, cooperating or filing a complaint on possible violations of federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, FINRA, EEOC or NLRB, or from making disclosures to any Governmental Entity that are protected under the whistleblower provisions of federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Current or former employees do not need to give prior notice to (or get prior authorization from) TBG regarding any such communication or disclosure.

c.

Upon the termination of employment or association with TBG for any reason, all employees must promptly turn over to TBG all copies of all documents and other materials, in whatever form maintained (e.g., typewritten, handwritten, tape recorded, electronically stored), containing, reflecting, or otherwise relating in any way to, Confidential Information. This includes, but is not limited to, materials relating to the Company’s internal operations, such as copies of billing documents, time sheets, internal memoranda, and compliance materials, as well as TBG’s business matters, such as completed or draft transactional documents.

d.

If upon his or her termination of employment or association for any reason, an employee wishes to remove personal non-confidential material and/or property with him or her in connection with such employee’s departure, the removal of such material and/or property must be reviewed and approved by the relevant supervisor or his/her representative and approved by an LCD representative.

e.

All Confidential Information and property learned or developed in the course of employment at TBG is at all times the exclusive property of the Company. Employees do not have and are prohibited from exercising ownership or other rights or interests inconsistent with TBG’s exclusive rights in any such information or property.

f.

If an employee would like to obtain Confidential Information (including via data rooms such as Intralinks) from a third party, the employee must first inform a member of the LCD. If an employee anticipates receiving Confidential Information pursuant to a confidentiality agreement, the employee must submit such agreement to a member of the LCD for his or her review and approval. If Confidential Information is the subject of a confidentiality agreement or other restrictions, employees should be careful to ensure compliance with such agreement or restrictions. Any employee exposed to Confidential Information subject to such agreement or restrictions should be advised promptly of the existence and substance of the same. The LCD should also approve any such agreement or restrictions.

2.	Inside Information

Under many circumstances, Confidential Information is also considered material non-public information (“Inside Information”). Inside Information is defined to include material, non-public information received, directly or indirectly, from an issuer of securities, a client, person or entity to whom the Company owes a fiduciary duty or duty of confidentiality, or TBG itself. Inside Information also includes information from any source that is misappropriated—i.e., wrongfully obtained, wrongfully used or wrongfully transmitted. An issuer means an issuer with traded securities (including syndicated loans) on a public exchange and securities which trade on unregistered equity and debt markets.

a.

In the context of a tender offer, material, non-public information obtained directly or indirectly from the offeror, target company or the agents of either is also considered Inside Information. Material, non-public information received from one having a fiduciary or confidential relationship with an issuer of securities, such as a target company’s law firm, investment banking advisor or consultants, should be treated as Inside Information to the same extent as if the information came directly from the issuer itself.

b.

Information is material if it has potential “market significance,” meaning that (i) it is reasonably likely to have a substantial effect on the price of a company’s securities, (ii) there is a substantial likelihood that knowledge of the information would be considered important by the reasonable investor in making an investment decision regarding an issuer’s security, or (iii) there is a substantial likelihood that the reasonable investor would consider disclosure of the information to significantly alter the “total mix” of information publicly available relating to an issuer’s securities. As a common sense guide, information should be considered material if public disclosure of the information would likely affect the price of an issuer’s securities. Exhibit A contains a non-exhaustive list of corporate and other developments which might be considered material.

c.

Information should be considered non-public unless employees can point to some specific fact or event indicating that the information has been generally disseminated to the public by the issuer, such as disclosure in a press release, over a wire service, on the broad tape, on the Internet, in newspapers or radio, or television or other public media or in publicly filed documents such as proxy statements and prospectuses. Information is not “public” if disseminated through unauthorized sources, such as market rumors or market speculation.

Information should also be considered non-public even when it has been publicly disclosed until a reasonable period of time has elapsed following disclosure for the information to be “digested” by the securities markets. What constitutes a reasonable period of time will vary depending on a number of factors, including the nature of the information; one (1) business day for liquid NYSE- or NASDAQ-listed companies or two (2) business days for other companies generally should be considered the minimum period. The dissemination of a market rumor should not be considered to be sufficient disclosure to constitute public disclosure of the information.

d.

Whether information is Inside Information may depend on all of the facts and circumstances of a given situation, and the determination may require the application of sophisticated legal analysis that itself depends on the evolving state of the law. Accordingly, when employees have any doubt whatsoever as to whether information in their possession is Inside Information, from whatever source learned or obtained, they must (i) treat the information as Inside Information, (ii) refrain from trading in their own personal, family, firm or fund accounts, (iii) refrain from communicating it further, and (iv) promptly contact the LCD. Employees are not to make any materiality judgments; materiality judgments may be made only in connection with LCD personnel. In addition, if employees have reason to suspect that they have come into possession of Confidential Information from any source outside TBG not in the ordinary course of TBG’s business, they should also refrain from communicating it further and promptly notify the LCD.

e.

If an employee is a member of a Board of Directors of any entity, TBG shall reflect such fact on TBG’s Watch List and monitor trading in such entity’s Securities as necessary (see also Section C(5)(a) below).

f.

Information learned from government officials, lobbyists or political consultants (each, a “Government Insider”) could be considered material non-public information if it is information concerning a company, security, industry or economic sector, or real or personal property that is not available to the general public and would be considered important when making an investment decision.

If you receive information from a Government Insider and are unsure if it would be considered material non-public information please contact the LCD.

g.

ALL TBG EMPLOYEES ARE PROHIBITED FROM DISCUSSING OR DISSEMINATING INSIDE INFORMATION ABOUT ANY DEALS DESIGNATED AS “MAR DEALS” OTHER THAN TO SMDS/MDS AND AS OUTLINED IN YOUR BUSINESS AREA’S MAR DESKTOP PROCEDURES ON THE BX INTRANET.

h.

ALL TBG EMPLOYEES ARE PROHIBITED FROM TRADING WHILE IN POSSESSION OF, OR TIPPING ON THE BASIS OF, MATERIAL, NON-PUBLIC INFORMATION, WHETHER ON BEHALF OF TBG OR FOR THEIR PERSONAL OR FAMILY ACCOUNTS. TRADING WHILE IN POSSESSION OF, OR TIPPING ON THE BASIS OF, MATERIAL, NON-PUBLIC INFORMATION COULD ALSO RESULT IN CIVIL OR CRIMINAL LIABILITY, INCLUDING FINES, IMPRISONMENT, DISGORGEMENT OF THE PROFITS REALIZED OR LOSSES AVOIDED AS A RESULT OF THE ILLEGAL TRADING OR TIPPING AND OTHER SANCTIONS. EMPLOYEES SHOULD BE AWARE THAT TBG MAY INITIATE OR COOPERATE IN PROCEEDINGS RESULTING IN SUCH LIABILITY.

C.	The Information Wall

1.	Basic Policy

An Information Wall is a set of written policies and procedures adopted by a multi-service investment and advisory firm designed to control and prevent the dissemination of non-public information concerning an issuer of securities between the departments or business groups which regularly come into possession of, or generate, such information (e.g., Private Equity, Real Estate and TacOps) and each department that engages in trading securities (e.g., BAAM and GSO).

Employees are prohibited from disclosing Confidential Information (see Section B above) to any person inside TBG, except to the extent that such person has a bona fide “need to know” such information in furtherance of TBG’s business, including management and supervisory functions and the administration of the Company’s compliance policies and procedures, or a client transaction.

Exhibit B details general policies for communications among TBG’s business groups, and all employees should carefully review these policies and procedures.

2.	Document and Information Control

Safeguarding and Disposing of Confidential Information in the Office.

a.

Employees must safeguard documents and other materials that contain Confidential Information. These materials must not be left exposed to public access. Such materials should be stored in desk or file drawers, cabinets, offices, or otherwise secured from public access when not in use. When in use, employees must be careful not to leave such documents unattended unless precautions are taken to secure them from public access. Employees should close their office doors when leaving their offices while materials that contain Confidential Information are in public view.

Employees must be careful when disposing of documents or other materials that contain Confidential Information and should use locked shredding bins or paper shredders.

b.

Whenever possible and as appropriate, information systems files and directories should use client code names and code numbers. Non-descriptive and non-revealing code names and numbers should be assigned to projects and the companies involved at the earliest possible time, such as upon the acceptance of a client assignment or active consideration of a proprietary transaction.

c.

Employees should be careful to avoid making unnecessary copies of documents containing Confidential Information. Copying should generally be limited to current distribution and work needs. Employees should also be careful when emailing documents containing Confidential Information (e.g., check email distribution lists prior to sending any such documents to ensure that the Confidential Information is not inadvertently shared with any unauthorized individuals).

d.

Whenever possible, work involving Confidential Information should be delegated to appropriate employees in the following order: (i) permanent employees, (ii) temporary employees who regularly work for TBG, and (iii) other temporary employees.

Safeguarding and Disposing of Confidential Information Outside of the Office

a.

When materials containing Confidential Information are taken from the office, employees must be careful to ensure that such materials are secure from public view. Materials containing Confidential Information must be removed from TBG’s offices only for bona fide business reasons. Materials containing Confidential Information should not be discarded outside of TBG’s offices unless absolutely necessary. Particular care must be exercised in those situations where such materials are discarded outside of the Company’s offices so that Confidential Information is not retrievable.

Employees must be particularly careful not to expose such materials removed from the office to public view while in use or otherwise (e.g., employees should use privacy screens when using portable computers and not review documents containing Confidential Information in public view).

Employees must be careful not to disclose Confidential Information inadvertently. Such information (e.g., the names or other identifying characteristics of companies or persons associated with companies involved in actual or prospective transactions or developments) should not be mentioned in discussions in public settings, such as in elevators, bathrooms, taxicabs, airplanes and restaurants.

b.

Employees must be careful that they are not overheard when discussing matters involving Confidential Information on the telephone or otherwise (e.g., speaker telephones should be used in a way so that outsiders who might be in TBG’s offices are not inadvertently exposed to such information).

c.	Employees should be careful not to reveal their whereabouts or the whereabouts of colleagues when they are out of the office to persons outside TBG unless authorized to do so.

Employees also must be careful not to reveal the whereabouts of private side employees to other employees unless authorized to do so.

3.	Sensitive Area Controls

a.	Employees must check their offices, conference rooms and workspaces for materials containing Confidential Information prior to bringing outside persons or other employees into these areas.

Employees must be careful to limit access to offices, conference rooms and workspaces in use when such rooms are left unattended while materials containing Confidential Information are left inside them.

When finished with a conference room or workspace, employees should be careful to ensure that materials containing Confidential Information are removed or properly discarded.

b.

Visitors to the Company must not be allowed to enter the non-public areas of the firm unescorted; rather, visitors must be escorted to their destination within the Company. Visitors attending meetings at the Company should not be permitted access to areas not related to the purpose of their meeting. As a general rule, visitors must not be left unattended in offices or other areas where they may be exposed to Confidential Information.

c.	Employees must be careful to avoid discussing Confidential Information in the reception area and other public areas of the Company.

Reception or secretarial records should be kept out of public view to the extent possible. Employees should be careful not to inadvertently leave materials that contain Confidential Information in the reception area or other public areas of TBG.

Care should be taken in announcing visitors when other persons are present in or around the reception area, or other areas where announcements are made.

4.	Information Systems Controls

a.

Each TBG business group has its own computer drive, where its electronic documents are generally stored. Personnel in one TBG business group may not receive access to the computer drives used by other business groups without the written consent of the LCD.

b.

CD-ROMs, flash drives or other data storage devices containing Confidential Information should be firm-approved and stored in desk or file drawers, cabinets or otherwise secured from public access when not in use. Access to TBG laptops, workstation computers, network computer systems, and other systems that may contain Confidential Information must not be granted to non-TBG personnel or to employees outside of your business group.

As a general matter, individual project directories, shared drives, flash drives or CD-ROMs should be utilized by, and access should be limited to, those employees involved in the transactional or other business project to which the directories, drives or CD-ROMs relate.

Please consult Blackstone’s End User Information Risk and Security Policy for specific policies and procedures regarding the use of data storage systems and devices.

c.	Bloomberg or other market-data terminals in public areas should not be programmed for continuous viewing of target company securities.

d.	Employees should be careful to avoid making unnecessary copies of files containing Confidential Information. Employees should also be careful to monitor the distribution of such copies.

e.	Employees should lock their computer when they leave it unattended.

5.	Other Information Wall Policies and Procedures

a.

Some employees or members of their Family (as defined below) may be directors of public corporations or “insiders” for purposes of the federal securities laws (“TBG Insiders”) (see also Section B(2) above). It is the general policy of TBG that Confidential Information received by TBG Insiders in their capacity as insiders is not to be disseminated within TBG and steps must be taken to ensure the Confidential Information is kept under secure conditions. It is also the general policy of TBG that no TBG personnel may solicit or discuss with TBG Insiders Confidential Information about the company for which the TBG Insider is associated.

As an exception to this policy, and only with the LCD’s prior approval, TBG employees engaged in transactional activities involving the TBG Insiders’ associated company may have access to such information in connection with the transactional activity.

b.

Non-TBG personnel, such as consultants, temporary personnel and senior advisors involved in providing services to TBG generally are required to execute a confidentiality agreement. Accordingly, employees arranging for such services should promptly inform HR or the LCD so that such agreement can be executed before an assignment begins. For any consultants, temporary employees, or senior advisors that are retained to engage or advise on specific business transactions or industries, please contact the LCD to arrange the execution of the confidentiality agreement.

c.

In general, marketing personnel associated with a particular group should not have access to another group’s potentially market-moving information (e.g., information about pending transactions or non-public information about a portfolio company). Accordingly, notes and other information should not be input into the Company’s firm-wide marketing database if they include (i) non-public information about pending TBG transactions, (ii) non-public information about any TBG portfolio company, or (iii) information that is not appropriate to share outside of the business group to which it relates. In general, however, marketing personnel in any business group can have access to non-public information from other groups to the extent that such information is contained in general pitch books. In addition, marketing personnel from one group should not attend or dial in to another group’s weekly investment meetings or receive distributions of memos and agendas relating to such meetings. One or more members of the LCD periodically reviews the information posted on the marketing database to ensure that TBG personnel are not posting any Confidential Information therein.

6.	Third Party Research Providers

The LCD has adopted policies and procedures designed to ensure that consultations arranged through third party research providers, commonly referred to as “expert networks”, do not lead to improper dissemination of material, non-public information.

Such procedures may from time to time be supplemented by communications from the LCD. The procedures for each business group that utilizes expert networks are attached to the compliance manual supplement for such group.

“Big data” refers to large, complex data sets which are analyzed to recognize patterns or correlations and identify trends. Procedures for onboarding and performing diligence on “big data” providers are maintained by the LCD, which should be consulted prior to engaging any big data provider.

7.	Information Risk and Cybersecurity

The Information Technology Department has implemented a written information risk and cybersecurity program designed to protect personal information and sensitive company data of all TBG clients and employees. The policy is accessible through TBG’s Intranet.

8.	Contact with Representatives of an Issuer

The Information Wall does not prohibit employees from contacting appropriate representatives of an issuer concerning its business, operations or prospects. Contact may also be made with appropriate representatives of a party to a prospective transaction or the investment bankers, lawyers or other advisors to a party to a prospective transaction. However, employees conducting such contacts must (a) contact only those persons who are reasonably likely to have authority to make disclosure on behalf of the issuer, (b) identify themselves (including the nature of their responsibilities at TBG), (c) state the reason for the contact and (d) make clear that they do not seek any information other than that which may be supplied to any member of the public.

When employees have any doubt whatsoever as to whether information they have received from any of these contacts is Inside Information, they must (i) treat the information as Inside Information, (ii) refrain from trading in their own personal, family, firm or fund accounts, (iii) refrain from communicating it further and (iv) promptly contact the LCD.

9.	Prohibition on Directing Portfolio Company Commodity Trading (CFTC Position Limits)

For purposes of determining compliance with the position limit levels in CFTC Rule 150.2, TBG funds that directly or indirectly use futures or options on futures generally avail themselves of the exemption in CFTC Rule 150.4(b)(2), commonly referred to as the “owned entity exemption,” in order to disaggregate their direct or indirect positions and trading in futures and options on futures from positions held by and trading executed through portfolio companies in which they hold 10% or more of an ownership or equity interest. U.S. futures exchanges generally have a corresponding aggregation exemption. In this context, BX personnel are prohibited from (a) gaining access to or receiving data from portfolio companies, (b) directing, advising or coordinating with portfolio companies and (c) sharing personnel or risk management systems with portfolio companies, in each case with respect to the portfolio companies’ trading decisions in futures and options on futures.

The Hedge Fund Solutions Group relies on certain additional exemptions from aggregation as it relates to underlying hedge fund investments and sub-advisors.

The nine agricultural commodities that are subject to CFTC position limits are: (i) corn and mini-corn; (ii) oats; (iii) soybeans and mini-soybeans; (iv) wheat and mini-wheat; (v) soybean oil; (vi) soybean meal; (vii) hard red spring wheat; (viii) cotton no.2; and (ix) hard winter wheat. As noted above, futures and commodity exchanges impose position limits on most other futures and options on futures contracts.

D.	Watch and Restricted Lists

The Watch and Restricted Lists are lists of companies which are maintained confidentially by the LCD and are accessible only by certain members of the LCD and limited senior personnel. The Watch and Restricted Lists restrict trading or other activity in the listed securities, although exceptions may be allowed.

The Restricted List is used where TBG possesses, or is likely to come into possession of, Inside Information concerning a company. The Watch List is generally used where TBG is considering an investment in, or a transaction involving, a company on a public basis. TBG personnel are responsible for notifying the LCD when one of the aforementioned situations occurs.

1.	Maintenance of the Watch and Restricted Lists

A company should be added to the Restricted List as soon as TBG or one of its affiliates signs a deal-related confidentiality agreement with the company or otherwise obtains private information about such company. A company should be added to the Watch List as soon as TBG or one of its affiliates is actively considering an investment or transaction involving such company or its securities (and is not in possession of any private information). The LCD records the date as well as the TBG personnel responsible for each addition to the Restricted and Watch Lists.

What constitutes “active consideration” depends on the facts and circumstances of a given situation. Initiation of information gathering and/or background analysis, including valuation studies, preparation of documents setting forth strategic alternatives and consultation with outside experts or consultants are examples of steps that might, depending on the circumstances, constitute active consideration.

A company may be removed from the Restricted List when a confidentiality agreement has expired, TBG is no longer actively engaged by or working with a company, and any information received by TBG has become stale or publicly available. A company may be removed from the Watch List when TBG or one of its affiliates decides it is no longer “actively considering” an investment in or transaction involving such company or its securities. The conflicts team or a senior member of the LCD must approve the deletion of a Restricted List or Watch List entry. The LCD records the date and, if applicable, the TBG personnel responsible for each deletion to the Restricted and Watch Lists.

Adding to/Updating the Watch and Restricted Lists

a.

Where a prospective transaction involves, or likely will involve or affect, the securities of an additional company, such as those of a hostile or competing bidder or a white knight, consideration should also be given to placing those securities on the Watch or Restricted List.

b.

The maintenance of a written Watch/Restricted List is a highly confidential procedure. Any employee who has access to these lists must exercise particular care in maintaining the confidentiality thereof. The lists must not be subject to public access.

If anyone inquires about whether or not a company is on the Watch or Restricted List, employees are to respond that TBG policy prohibits any comment, and should inform the LCD of the inquiry.

c.

The fact that an issuer’s securities are on the Watch or Restricted List is highly confidential and should not be disclosed by employees with such knowledge to any person outside of TBG. Such information should be treated as Inside Information and handled accordingly (see also Section B(2) above). Disclosure should not be made inside TBG except on a strict need-to-know basis. Employees also should avoid speculations to whether, or why, an issuer’s name is on the Watch or Restricted List.

d.

The effectiveness of the Watch and Restricted Lists as a monitoring and preventive device depends on the LCD’s receiving up-to-date information regarding transactional activities or other developments. Accordingly, any TBG employees having information suggesting that securities should be placed on the Watch or Restricted List should promptly consult the LCD. Refer to Exhibit A for examples of potentially material corporate or other developments that may indicate a company should be placed on the Watch or Restricted List.

In no event should employees wanting to add a company to, or delete a company from, the Watch or Restricted List communicate this fact to anyone except senior supervisory employees or the LCD. Such information should never be discussed with public side employees (e.g., BAAM, GSO or Harvest).

2.	Conflict Clearance

When more than one TBG business unit wishes to do business with the same company or issuer, a potential conflict may exist. These conflicts are typically resolved by senior members of the LCD. The senior members of the LCD, as they deem appropriate, will consult with the senior management of TBG or with members of applicable business groups in resolving conflicts.

E.	Personal Securities Trading

TBG’s policy against insider trading is designed to promote compliance with securities laws and to protect TBG as well as TBG representatives from the very serious liability and penalties that can result from violations of these laws. TBG is committed to maintaining its reputation for integrity and ethical conduct and this policy is an important part of that effort. It is TBG’s policy that directors, executive officers and all other employees of TBG may not trade securities, of TBG or otherwise, about which they learn material, non-public information. They are also prohibited from passing on such information to others who might make an investment decision based on it. Any questions as to whether information is material or has been adequately disclosed should be directed to the LCD.

Except as provided below, TBG’s policies and procedures regarding personal securities trading apply to transactions (e.g., buy, sell and gift) involving all equity and debt securities, including, but not limited to, common and preferred stock, instruments convertible or exchangeable into equity or debt securities, any financial instruments relating to any such securities, including swaps, options, warrants and securities futures, any interest in a partnership or other entity that invests in any covered securities, closed-end funds, exchange-traded funds, exchange-traded notes, “private placements” or other private securities (e.g., direct investments in private companies, hedge funds, private equity funds, real estate funds, theatre productions) and digital assets that may be considered securities (e.g., initial coin offerings or cryptocurrencies and/or tokens that carry security-like features such as dividends or interest payments or grant voting and/or ownership rights in a common enterprise, entity or product), and all other debt and equity investments that are considered securities (collectively, “Securities”).

For purposes of this Manual, Securities does not include securities issued by federal, state and local governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements, or shares in open-end mutual funds, or unit investment trusts that are invested exclusively in one or more open-end funds, other than such registered funds managed or sub-advised by a TBG affiliate. If you are unclear as to whether an instrument is covered under this policy, please contact the LCD.

Employees should be aware that the Company’s policies and procedures regarding personal Securities trading may prevent TBG personnel and members of their Family (as defined in this Section E(1)(b)) from exercising, or otherwise disposing of, options for particular Securities, or disposing of the underlying Securities following the exercise of an option, whether or not the option at issue will otherwise expire.

1.	Personal Securities Trading Accounts and Holdings

a.

Prior to opening an account or placing an order with a brokerage firm, all TBG employees must obtain the LCD’s written consent and must notify the brokerage firm in writing of their association with TBG. If the account was opened prior to the individual’s association with TBG, the individual must notify the LCD and obtain written consent upon commencing employment at TBG and notify the brokerage firm in writing of their association with TBG. The LCD will promptly notify the brokerage firm of the employee’s association with TBG and request that duplicate copies of all future statements and trade confirmations be sent to the LCD.

In accordance with Rule 204A-1 under the Advisers Act, all TBG employees are required to provide the LCD with a report listing all current securities holdings, at the following times: (i) no later than 10 days after the person becomes a TBG employee (the listing must be current as of a date not more than 45 days prior to the date the person became a TBG employee); and (ii) at least once during each 12-month period thereafter as part of their Annual Acknowledgement Forms (the information must be current as of a date no more than 45 days prior to the date the Annual Acknowledgement Form is completed).

At minimum, TBG must also receive brokerage statements or other reporting constituting a quarterly transaction report that lists all transactions in Securities for each employee within 30 days after the end of each calendar quarter.

b.	This policy will apply to the following accounts that can hold Securities (“Personal Securities Trading Accounts”):

i.	Accounts in the employee’s name;

ii.	Accounts in the name of the employee’s spouse;

iii.

Accounts in the name of (a) a child of the employee or of the employee’s spouse, provided that the child resides in the same household as or is financially dependent upon the employee, or (b) relatives over whose account the associated person has control (together with the employee’s spouse, the employee’s “Family”);

iv.	Accounts in which the employee or a member of the employee’s Family has beneficial ownership; and

v.

Accounts in which the employee or a member of the employee’s Family directly or indirectly controls (such as trustee or custodial accounts), participates in, or has the right to control or to participate in, investment decisions.

c.

With respect to sections (b)(ii) and (b)(iii)(a) above regarding accounts in the name of an employee’s spouse or child, the TBG employee need not be presumed to have beneficial ownership in, or to have established, the account if the employee demonstrates, to the reasonable satisfaction of the

LCD, that the employee derives no economic benefit from, and exercises no control over, the account. Accounts in the name of children who are over 18 years old and who do not reside in the same household as the employee, will be presumed not to be Personal Securities Trading Accounts of the employee.; note, however, that if the child is in fact financially dependent on the employee or the employee benefits from or controls the account, such presumption shall not apply.

d.

Accounts that have the capability to only trade in open-end mutual funds, qualified tuition programs pursuant to section 529, unit investment trusts, variable contracts or redeemable Securities of companies registered under the Investment Company Act, or monthly investment plan type accounts are not considered Personal Securities Trading Accounts and do not need to be disclosed to the LCD.

e.

All employees are required to maintain their Personal Securities Trading Accounts at one of the designated brokers capable of providing an electronic feed to the LCD. Please refer to the Request Center homepage for a current list of designated brokers.

f.	All employees are required to notify the LCD in writing promptly of any material change in the information provided to the LCD regarding Personal Securities Trading Accounts.

g.

All employees are required to provide TBG with duplicate copies of all periodic account statements, transaction confirmations, and any other information reflecting account or transactional activity for all Personal Securities Trading Accounts, unless otherwise specifically approved in writing by TBG. In this regard, the LCD will request the above information from brokers. If the LCD needs assistance in this process, the LCD will notify employees and they may be required to promptly instruct their brokers to send the above information to TBG to the attention of the LCD covering the period from commencement of employment.

h.

Certain accounts that are managed by a third party (“managed accounts”) are exempt from the trade pre-clearance, designated brokerage, and holding period policies. In order to qualify as a managed account, the TBG employee must have no direct or indirect influence or control over the account, and there must be a signed written agreement in place between the manager and the employee. The LCD must be provided a copy of the managed account agreement.

2.	Personal Securities Transactions

a.

Employees and members of their Family are prohibited from purchasing single-name public securities in their self-directed Personal Securities Trading Accounts. This prohibition applies to equity and debt securities, common and preferred stock, instruments convertible or exchangeable into equity or debt securities, short sales and any financial instruments relating to any such securities (e.g., swaps, options, warrants and securities futures). This prohibition does not apply to the purchase of TBG Securities.

The sales of single-name securities are permissible, subject to the preclearance requirements as set forth in Section 2(b) below.

b.

Employees and members of their Family may not engage in, or recommend to or otherwise cause another person or entity to engage in, any Securities transactions without first obtaining approval for such transaction from the LCD. As indicated above, investments that are not considered Securities do not require pre-clearance. Also, closed-end funds, exchange-traded funds, exchange-traded notes, and investments in TBG private securities (e.g., side-by-side investments) do not require pre-clearance. Employees must submit a Personal Trade Request via the Intranet with the details of the specific Securities proposed to be traded and any other information requested by the LCD. A member of the LCD will respond by approving or denying the request. Such requests will be accepted for processing until 10:00 a.m. New York time each business day, and approvals will be valid for one business day only (two business days for non-U.S. personnel). Any requests submitted after 10:00 a.m. New York time will be processed on the following business day. If for any reason an employee delays the execution of a transaction beyond the scope of the approval, he/she must again seek approval for the transaction from the LCD.

c.	Employees may seek clearances for not more than 10 trades per week.

d.	There is a 60-day holding period for single name Securities.

e.

Certain business groups have additional personal Securities trading procedures, which may be more restrictive than the procedures set forth herein and are set forth in the relevant group’s compliance manual supplements.

f.

TBG has the right to deny approval for a Securities transaction without reason and without explanation. The fact that approval for a Securities transaction is granted or denied is highly confidential and should not be disclosed by the person seeking approval to anyone inside or outside TBG other than those that are required in order to execute or refrain from executing the requested transaction.

Employees should not engage in speculation as to the reasons for the grant or denial of approval.

g.	Any approval granted is valid only for transactions in the securities of the specific issuer described to the LCD and for which approval is granted.

h.

Approval must be received for every purchase or sale, even if the employee received approval for the original purchase or prior sale of the same Securities in the past or had owned the Securities prior to joining TBG.

i.

Employees’ Family members must request pre-clearance before joining into an Employee Stock Option Plan or an Employee Stock Purchasing Plan. Sales of securities acquired through the plan must also be pre-cleared.

j.

Employees and members of their Family may not engage in, or recommend to or otherwise cause another person or entity to engage in, any Securities transaction while in possession of (i) Confidential Information relating to the Securities learned in the course of employment or association with TBG, (ii) Inside Information relating to the Securities, from whatever source learned whether inside or outside TBG, or (iii) information concerning the current or prospective investment or trading activities of any TBG department or entity or any client of TBG that might affect the market for the Securities. Employees are also prohibited from disclosing (tipping) Insider Information, from whatever source learned, to others (including a member of their Family) who might trade while aware of such information (see also Section B(2) above).

If an employee has any doubt as to the status or materiality of information in their possession, they should consult with the LCD at the time approval is sought. If an employee comes into possession of questionable information after approval for a transaction is received, but before execution of the transaction, they should refrain from executing the transaction, notwithstanding the fact that approval has been obtained, until they have first consulted with the LCD.

This section continues to apply even after termination of employment or association with TBG until such time that the information has become generally available to the public other than through disclosure by or through the TBG employee or other unauthorized sources.

k.

The Company has the right to impose restrictions (in addition to those specifically set forth herein) on trading by TBG employees and members of their Family and Personal Securities Trading Accounts. Such restrictions might take the form of, among other things, causing the employee to reverse, cancel, liquidate or freeze a transaction or position.

The imposition of any such restriction is highly confidential and should not be disclosed, except to the extent necessary to effectuate the restriction and, in such case, only with the prior approval of the LCD. Employees should avoid speculation as to the reasons for the imposition of any restriction. The Company also has the right to ban those who fail to comply with these rules from engaging in personal Securities trading. The LCD will generally send a memorandum to any employee who violates these rules, with a copy to relevant LCD and business unit personnel.

l.	Employees may participate in Dividend Reinvestment Programs (“DRIPS”), with pre-clearance to activate and deactivate the DRIP.

3.	Transactions in TBG Securities

a.

Directors, executive officers and employees are prohibited from engaging in transactions in TBG’s Securities that are inconsistent with a long-term investment in TBG, signal a lack of confidence in TBG or may lead to the appearance of insider trading. Such transactions include any trading activity designed to profit from fluctuations in the price of TBG Securities, such as “day trading” and arbitrage trading, short sales, buying on margin, and the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivatives or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of TBG’s Securities.

b.

All directors, executive officers and employees are prohibited from trading in Blackstone common units outside of quarterly “window” periods. Details on window periods may be obtained from the LCD. Hardship or other special exceptions may be allowed on a case-by-case basis after the LCD determines that the employee is not in possession of Inside Information.

c.

Trades in Blackstone common units generally must be approved by the CLO or his designee in addition to the usual preclearance with the LCD, and must take place in the employee’s account with Merrill Lynch.

d.	Approvals to trade in Blackstone common units are valid until the close of business the day that they are received, irrespective of the location of the requesting employee.

e.

TBG may from time to time implement event-specific blackout periods (e.g., if TBG is about to announce a major acquisition). Such blackout periods might be imposed on all directors and employees of the firm or they might be imposed on directors, designated other employees and all personnel in a given business group.

f.

Subject to the LCD’s pre-clearance in each instance, directors, officers, and certain other senior personnel will be allowed to adopt Rule 10b5-1 plans which enable them to trade on a regular prescribed basis in Blackstone common units.

g.	Employees may participate in DRIPS for TBG Securities with pre-clearance to activate and deactivate the DRIP.

h.

Post-separation from TBG all employees will still be required to pre-clear Blackstone Common units for six months after their separation date. Furthermore, employees will be required to hold Blackstone Common units in an authorized Merrill Lynch account for twelve months after their separation date.

4.	Review

Employees should be aware that the LCD will use periodic account statements, transaction confirmations and other information, whether or not received from employees, to monitor and review Securities trading by employees and members of their Family through Personal Securities Trading Accounts on an on-going basis for compliance with TBG’s policies regarding such trading and applicable SEC and FINRA rules and regulations. The LCD may also initiate inquiries regarding personal Securities trading. Employees are required to cooperate with such inquiries and any monitoring or review procedures employed by TBG.

SECTION C – Policy for Reporting Suspicious Activities and Concerns

Reporting Responsibility

Blackstone expects its employees to report promptly any violation of law, regulation or any Firm policy. Examples of the types of conduct that should be reported include, but are not limited to: (i) manipulation of financial results, (ii) irregularities in books and records, (iii) bribery or improper payments, (iv) theft or fraud, (v) violations of systems and controls that provide safeguards for clients / investors, (vi) retaliatory acts, (vii) discrimination or (viii) sexual or other unlawful harassment. For more details on Blackstone’s anti-harassment policies and complaint procedures, please refer to your Employee Handbook and to Blackstone’s “Policy on Reporting of Concerns Regarding Accounting and Other Matters” (also available on Blackstone’s website and intranet).

How to Report

Suspected violations may be reported to your direct supervisor or, if for any reason you are uncomfortable making the report to your direct supervisor, to the Firm’s CLO or the Audit Committee of Blackstone’s Board of Directors(1). Suspected violations of Human Resources policies and suspected employment-related violations may also be reported to the Global Head of Human Resources. Employees interested in communicating a concern anonymously may call the Employee and Reporting Hotline toll-free, 24 hours a day from any country in which Blackstone has an office. The hotline is hosted by a third party provider, EthicsPoint (also known as NAVEX Global). In the U.S., the hotline can be reached by dialing 1-855-657-8027. Callers from outside the U.S. can find country-specific dialing instructions at www.blackstone.ethicspoint.com by choosing the relevant location from the drop-down menu. Employees may also submit a report online at www.blackstone.ethicspoint.com.

Investigation of Suspected Violations

Information about a suspected violation will be promptly brought to the attention of the LCD (or Head of Human Resources for violations of Human Resources policies and employment related violations) and appropriate action will be taken to review, and potentially investigate, the suspected violation. Every affected employee is required to fully cooperate with any inquiry that results from any reported conduct or situation. Employees who make an anonymous report may periodically call the toll-free reporting number or visit the reporting website to obtain the status of an investigation.

(1)	The Audit Committee can be reached at The Blackstone Group L.P., Attn: Audit Committee, 345 Park Avenue, New York, New York 10154.

NON-RETALIATION POLICY

The Firm and its directors, officers and employees are prohibited from, directly or indirectly, discharging, demoting, suspending, threatening, harassing, or in any other manner discriminating or retaliating against an employee because the employee, in good faith, reported information under this policy or under applicable law or assisted in investigating such a report.

Unless necessary to conduct an adequate investigation or compelled by judicial or other legal process, the Firm shall not (i) reveal the identity of an employee who makes a report and asks that his or her identity remain confidential, or (ii) make any effort, or tolerate any effort made by any other person, to ascertain the identity of an employee who makes a report anonymously.

This policy is intended to create an environment where employees can act without fear of reprisal or retaliation. Any employee who is found to have engaged in retaliation against any employee who has exercised his/her rights under this policy or under applicable laws will be subject to appropriate remedial action, including possible termination. In addition, those individuals who violate applicable law may also be subject to civil and criminal penalties.

SECTION D – Gift and Entertainment Policy; Anti-Corruption Policy

(Extracted from The Blackstone Group L.P. Global Compliance Policies Manual)

ARTICLE IV – GLOBAL ANTI-CORRUPTION COMPLIANCE POLICY

A.	Introduction

The Company is committed to conducting all aspects of its business in keeping with the highest legal and ethical standards and expects all persons acting on its behalf to uphold this commitment. To assist the Company in upholding this commitment in the context of bribery-related issues, the Company has designed and implemented the following Global Anti-Corruption Policy (the “Policy”). This Policy is applicable to all directors, officers, employees, agents, advisors, consultants, partners, representatives and other associated persons of TBG and its related entities (collectively “TBG Persons”).

TBG’s policy requires that all TBG Persons must conduct their activities in full compliance with all applicable anti-corruption laws, including without limitation, the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, and any other anti-corruption laws that are in effect in the country in which TBG Persons operate. A failure to do so will place both TBG’s business reputation and business success in serious jeopardy and may subject both TBG and the individuals involved to civil and/or criminal liability, including possible extradition and imprisonment. Avoiding compliance breakdowns requires maintaining consistent ethical behavior. In other words, all TBG Persons must avoid behavior that amounts to giving or offering anything of value to anyone to reward improper performance or obtain an unfair business advantage.

This article sets forth TBG’s requirements for conducting business in a manner that is compliant with applicable anti-corruption laws. Any TBG Persons who have any questions whatsoever concerning the requirements of the FCPA, the U.K. Bribery Act, local anti-corruption laws, or this Policy should consult with the CLO, John Finley Ext. 5660, john.finley@blackstone.com, or one of the following individuals: Peter Koffler Ext. 5431, koffler@blackstone.com; Stephen O’Connor Ext. 2725, stephen.oconnor@blackstone.com; Marisa Beeney Ext. 2157, marisa.beeney@gsocap.com; Susan Burkhardt Ext. 2171, susan.burkhardt@gsocap.com: Tia Breakley Ext. 5185, breakley@blackstone.com; Jeffrey Iverson Ext. 8996, jeffrey.iverson@blackstone.com; Kalika Jayasekera Ext. 4205, kalika.jayasekera@blackstone.com; Susannah Lindenfield Ext. 8694, susannah.lindenfield@blackstone.com; Omar Rehman Ext. 5006, omar.rehman@blackstone.com; C.B. Richardson Ext. 5580, cb.richardson@blackstone.com; Marshall Sprung Ext. 2414, marshall.sprung@blackstone.com; and Patrick Kassen Ext. 2215, patrick.kassen@blackstone.com.

B.	Our Policy

TBG Persons are not permitted to pay or receive bribes.

No TBG Persons shall make, offer to make, or promise to make, payments, or give anything of value2, directly or indirectly, to any third party, including without limitation any government official3, to assist TBG in obtaining or retaining an improper business advantage.

While this Policy prohibits attempts to influence the actions of both foreign officials and private parties in a purely commercial context, please note that the U.S. Government and the U.K. Government continue to more closely scrutinize interactions with foreign government officials.

If confronted with a request or demand for an improper payment or other violation of this Policy, the request or demand must be immediately rejected and reported to the firm’s CLO. Similarly, if any TBG Person knows or believes that an improper payment has been or will be made, that person must also report such payment to the firm’s CLO. Alternatively, TBG Persons may report violations or suspected violations anonymously by:

•

Contacting Blackstone’s Audit Committee in writing, at The Blackstone Group, L.P., Attn: Audit Committee, 345 Park Avenue, New York, NY 10154. Letters addressed to the Audit Committee will be forwarded to the CLO.

•

Calling the Employee and Reporting Hotline toll-free, 24 hours a day from any country in which Blackstone has an office. The hotline is hosted by a third party provider, EthicsPoint (also known as NAVEX Global). In the U.S., the hotline can be reached by dialing 1-855-657-8027. Callers from outside the U.S. can find country-specific dialing instructions at www.blackstone.ethicspoint.com by choosing the relevant location from the drop-down menu.

•	Making a report online at www.blackstone.ethicspoint.com. The website is hosted by EthicsPoint.

Employees are also urged to discuss any perceived shortcomings or potential improvements in TBG’s compliance policies and procedures with the LCD. The LCD will bring any violations which it deems material to the CLO, who will determine what penalties, if any, will be applied.

[2]

“Anything of value” includes cash, gifts, travel expenses, entertainment, offers of employment, provision of free services, and business meals. It may also include event sponsorships, consultant contracts, fellowship support, job offers, and charitable contributions made at the request of, or for the benefit of, an individual, his or her family, or other relations, even if made to a legitimate charity.

[3]

The term “government official” includes all officers, employees or representatives of a government department, agency or instrumentality; permitting agencies; customs officials; candidates for political office; and officials of public international organizations (e.g., the Red Cross). This term also includes government-owned or controlled commercial enterprises such as state-owned or controlled universities, airlines, oil companies, health care facilities, state or local pension funds, sovereign wealth funds or other vendors.

C.	Administrative Payments

This Policy recognizes that in certain countries nominal administrative payments may, on rare occasion, be required to obtain routine government services. While such payments are generally prohibited under this Policy, exceptions may, under certain circumstances, be made if such payment is not designed to secure or receive an improper business advantage (or reward improper performance). Such consent will rarely be granted and even then, only after careful consideration of the facts, circumstances and legal requirements. No TBG Persons may, under any circumstances, make such payment without first obtaining the express, written consent of the CLO.

D.	Gifts, Hospitality, Entertainment and other Items of Value

This Policy recognizes that the polite conduct of business, especially in certain foreign countries, may involve TBG Persons giving modest gifts to counterparties as a matter of courtesy or local custom. Similarly, hospitality or entertainment may be used to cement cordial relations. The following rules apply to business-related gifts, hospitality and entertainment.

1.	Gifts Given by TBG Persons

a.	General Guidelines on Providing Gifts

The following rules apply to all TBG Persons:

i.	No cash or cash equivalent gifts are permitted.

ii.	The gift must be permitted under local law.

iii.

The gift must be permitted by the recipient’s employer’s guidelines (if you are unsure whether a gift is permitted under the recipient’s employer’s guidelines, you should have the recipient check with their employer and/or contact the LCD).

iv.	The gift must be presented openly and with complete transparency.

v.	The gift must be provided as a token of esteem, courtesy or in return for hospitality and should comport with local custom.

b.	Gifts Given by or on behalf of Broker-Dealer Personnel

All Broker-Dealer Personnel are prohibited from giving, directly or indirectly, anything exceeding $100 in value to any one individual recipient per year where such gift is in relation to the business of the employer of the recipient. For FINRA-registered employees, all business gifts given must be pre-cleared by the LCD. There is an aggregate annual limit of $100 per recipient per broker-dealer entity. The broker-dealer will aggregate all gifts given to a particular recipient over the course of each calendar year. In addition, Broker-Dealer Personnel should consult the policies and procedures applicable to their respective business units for additional information regarding limitations with respect to gifts.

c.	Gifts Given by or on behalf of Non-Broker-Dealer Personnel

Non-Broker-Dealer Personnel are prohibited from giving, directly or indirectly, anything exceeding $500 in value where such gift is in relation to the business of the employer of the recipient, without the prior consent of the LCD.

d.	Gifts Given by or on behalf of TBG Persons to Government Officials

The gift must be correctly recorded on the TBG books and records. You should note that strict rules are likely to apply to providing gifts to U.S. federal, state and local government employees, including public pension fund employees as well as foreign government officials. These rules may vary among government entities, and you should contact the LCD prior to providing any gift to any government official.

2.	Gifts Received by TBG Persons

All TBG Persons must immediately report at the time of receipt or prior to receipt/use to the LCD receipt of any gift exceeding $500 in value from any party that does business or competes with TBG, other than loans made or provided in the ordinary course of business or other services (on the same terms as are available generally) from banks or other financial institutions that may have relationships with TBG. No cash or cash equivalent gifts are permitted.

BAAM persons or TBG persons acting on behalf of BAAM are subject to additional limitations and should either refer to the relevant compliance manual supplement for BAAM or contact the LCD for details.

Employees of the following regulated European firms; (i) The Blackstone Group International Partners LLP; (ii) GSO Capital Partners International LLP; (iii) Blackstone/GSO Debt Funds Management Europe Limited; and (iv) Blackstone European Fund Management S.à r.l. (collectively, “European Employees”) are subject to additional limitations and should either refer to the relevant compliance manual supplement or contact the LCD for details.

3.	Hospitality and Entertainment

a.	Introduction

The restrictions on making gifts do not preclude TBG Persons from engaging in “ordinary and usual business entertainment” when TBG Persons are hosting clients, prospects or other business associates (i.e., the TBG Person must be present) at an occasional meal, sporting event, theater production or comparable entertainment event. Similarly, the restrictions on receiving gifts do not preclude TBG Persons from accepting “ordinary and usual business entertainment”.

In all cases, entertainment may not be so frequent, excessive or so extensive as to raise any question of propriety. TBG’s policies do not permit the use of business entertainment to provide incentives to conduct business with or through TBG in bad faith, in breach of trust, or without objectivity.

b.	General Guidelines on Providing Hospitality and Entertainment

The following rules apply to all TBG Persons:

i.	All business entertainment expenses must be reasonable in value. This includes both individual expenses and a series of expenses paid on behalf of a single official or entity.

ii.	The business entertainment expenses must be permitted under local law.

iii.

The business entertainment expenses must be permitted under the guidelines of the recipient’s employer (if you are unsure whether the business entertainment is permitted under the recipient’s employer’s guidelines, you should contact the LCD).

iv.	The business entertainment expense must comport with local custom and practice.

v.	When possible, the payment should be made directly by TBG Persons to the provider of the service, and should not be paid directly to the recipient as a reimbursement.

vi.	The business entertainment expense must avoid the appearance of impropriety.

vii.

vii. Items customarily considered entertainment, such as sporting events, will be considered gifts if the provider is not in attendance, regardless of whether the gift is given by TBG Persons or received by TBG Persons.

c.	Entertainment Outside the Geographic Area

Without limiting the foregoing, the LCD’s prior consent is required where TBG Persons wish to accept or make an offer of entertainment that involves any travel outside of the metropolitan area where the TBG Person (or recipient) works and has a value which exceeds $1,000 per individual. European Employees are subject to different geographic area requirements and should either refer to the relevant compliance manual supplement or contact the LCD for details.

d.	Entertainment of Government Officials

You should note that strict rules are likely to apply to providing business entertainment to U.S. federal, state and local government employees, including public pension fund employees as well as foreign government officials. These may vary among government entities, and if you have any questions in this regard you should contact the LCD.

Subject to the general guidelines, prior to providing any hospitality or entertainment to a foreign government official with a value exceeding $500 per individual, all TBG Persons must consult with the LCD and obtain specific written authorization.

e.	Relationship with Suppliers

TBG encourages good supplier relations. However, employees may not benefit personally, whether directly or indirectly, from any purchase of goods or services for TBG. Employees whose responsibilities include purchasing (be it merchandising, fixtures, services or other), or who have contact with suppliers, must not exploit their position at TBG for personal gain. Generally, employees may not receive cash or other items of value from any supplier, whether directly or indirectly unless it is not pursuant to a quid pro quo and is not related to hiring or other business decisions (e.g., random chance raffle). Ordinary and customary periodic holiday gifts of a de-minimis amount are also permitted, subject to compliance with any requirements of TBG as well as the business group in question.

f.	European Employees

European Employees are subject to additional pre-approval limitations when receiving entertainment and should either refer to the relevant compliance manual supplement or contact the LCD for details.

4.	Gifts and Entertainment Given by or On Behalf of BAAM Personnel

BAAM persons or TBG Persons acting on behalf of BAAM are subject to additional limitations and should either refer to the relevant compliance manual supplement for BAAM or contact the LCD for details.

5.	Gift and Entertainment Log and Expense Reporting

All gifts and entertainment given or received by TBG Persons that require pre-approval must be entered in the Request Center, which is accessible via TBG’s Intranet. No such gift or entertainment should be purchased or accepted until the LCD has given specific written approval.

Any expenses incurred in connection with the purchase of a gift or the provision of business entertainment must be properly approved and fully recorded in the employee’s expense report. All gifts and entertainment should be expensed to the firm pursuant to the relevant expense policy and generally should not be expensed to any individual fund or deal.

In relation to business entertainment expense reporting, this applies regardless of amount or attendees. The expense report must enumerate all attendees, including the name of each attendee and his or her title and place of employment (and specifically whether the attendee is a government official) and provide a business purpose for the entertainment.

European Employees are subject to additional reporting thresholds when receiving gifts and entertainment and should either refer to the relevant compliance manual supplement or contact the LCD for details.

6.	Internships/Employment

On occasion, relatives of limited partners, suppliers, contacts or clients of TBG and/or TBG Persons or government officials may be considered for internships or employment at TBG.

With respect to such internships or employment, 1) if a candidate is interviewed for an internship or employment at TBG within the ordinary course of filling a position, the LCD must be notified of the relationship between the candidate or his or her immediate family (or an entity with which such family member is employed or otherwise affiliated) and the relevant TBG Persons, and 2) if a candidate (or his or her immediate family member) is employed by or otherwise affiliated with limited partners, suppliers, contacts or clients of TBG Persons or government officials and such candidate is interviewed outside of the ordinary course of filling a position, any internship or employment offer must be pre-approved by the LCD.

7.	Kickbacks

TBG prohibits “kickbacks” of fees or other compensation to clients, prospects or any other persons in return for leads or other assistance.

8.	Charitable Contributions

Charitable donations can in some circumstances be used as a disguise for an improper payment; for example, where a donation is provided to a charity which is controlled by an individual as a means to induce a favorable decision by that person. Therefore, while community support and charitable donations are encouraged, TBG Persons must be careful to ensure that charitable contributions do not constitute or give the appearance of an improper payment or conflicts of interest. Requests from a representative (e.g., board member, officer or government official) of a government entity (e.g., public pension fund, sovereign wealth fund or foreign government) to make charitable contributions or other donations must be pre-cleared by the LCD. As is the case with gifts, please note that the internal policies of these entities may have prohibitions related to such requests and contributions/donations. In addition, the prior approval of the LCD will be required for any contribution to a charity controlled by a foreign government official if TBG Persons intend that such official be made aware of the contribution. TBG Persons may, of course, exercise their personal right to make charitable donations from their own resources, providing this does not give rise to any appearance of impropriety for TBG.

E.	Acquisition or Investment Related Due Diligence

As a regular component of due diligence performed with respect to potential investments or acquisitions, TBG Persons will work with counsel to analyze any potential anti-corruption related issues with respect to the potential investment or acquisition. TBG’s approach to anti-corruption due diligence is highly fact-intensive and is dependent upon the risks presented by each particular investment or acquisition.

F.	TBG Fund Investor Related Due Diligence

Prior to scheduling a meeting or sending materials to a prospective TBG fund investor located in a jurisdiction with a Transparency International Corruption Perceptions Index Score of less than 36, TBG Persons should notify the relevant business group CCO (or his or her designee). In conjunction with this due diligence, TBG Persons may work with outside counsel to analyze any potential anti-corruption and reputational risks associated with TBG fund investors, as appropriate. Refer to Exhibit C – Transparency International Corruption Perceptions Index for a list of all countries with a Corruption Perceptions Index Score of 36 or below. Satisfactory completion of this screening process does not assure that the prospect will be approved as an investor, as circumstances may change and additional information may surface during the more in-depth AML on-boarding process.

G.	Due Diligence for Consultants and Other Third Party Advisors

TBG’s commitment to compliance with anti-corruption laws extends to the activities of third parties engaged by TBG Persons. TBG Persons should be careful to avoid any situations involving third parties that might lead to a violation of this Policy or any applicable anti-corruption laws. Accordingly, the relevant business unit will ensure that appropriate diligence is conducted by the business unit and the LCD and that the appropriate approval (as set forth from time to time in applicable guidance) is obtained if the firm is retaining, whether in connection with a prospective investment transaction for a TBG fund or for any other purpose, a consultant, finder, placement agent or any other advisor or agent. This requirement also applies to the retention of any such third parties by consortiums of investors of which a TBG fund is a part, or by portfolio companies at the behest of TBG.

In addition, prior to entering into an agreement with any agent, consultant, joint venture partner or other representative which requires prior approval of the CLO or his designee, counsel for TBG shall perform appropriate anti-corruption-related due diligence and obtain from the third party appropriate assurances of compliance with the FCPA and the U.K. Bribery Act. Depending on the circumstances, such assurances could include representations, warranties, covenants and certifications and may require the agent to undergo training.

H.	Conflicts of Interest with Suppliers

Employees who have a conflict of interest involving a supplier’s provision of goods or services to TBG, TBG funds, or portfolio companies (either pecuniary or otherwise) should not approve any invoices or payments for such goods or services. The foregoing sentence shall not relate to passive investments by TBG employees in (i) publicly traded companies where they own less than 5% of the supplier’s outstanding securities of any class or (ii) funds (e.g., mutual funds, hedge funds, private equity funds) where they would directly or indirectly own less than 5% of the supplier’s outstanding securities of any class.

I.	Requests from Government Entities

If a representative (e.g., board member, officer or government official) of a government entity (e.g., public pension fund, sovereign wealth fund or foreign government) requests or solicits any political contribution, charitable donation, employment referral or any other type of favor from you, please contact the LCD before complying with such request or solicitation.

J.	Penalties for Violations

In addition to jeopardizing TBG’s business reputation, violations of anti-corruption laws can subject both TBG as well as TBG Persons to substantial criminal and civil penalties. In addition to those penalties, violations of this Policy may result in discipline by TBG, including reprimand, suspension or termination. TBG may also report violations of this Policy to the appropriate supervisory regulatory or law enforcement authorities.

SECTION E – Political Contributions

(Extracted from The Blackstone Group L.P. Global Compliance Policies Manual)

J.	Political Contributions.

Political contributions or other political activity could be restricted by law or agreement or could have seriously negative business ramifications to TBG as a result of current or prospective business relationships with related governmental bodies. Consequently, TBG employees and certain senior advisors are not permitted to make political contributions to any candidates for U.S. state or local political office. This ban extends to a candidate for U.S. federal office who currently holds a state or local office.

With respect to contributions for candidates for U.S. federal office, TBG employees and certain senior advisors must obtain prior approval by emailing politicalcontributionclearance@blackstone.com. This applies to making contributions in the form of cash or other items of value, soliciting or coordinating contributions, fundraising activities (e.g., hosting a cocktail party), making in-kind contributions (e.g., volunteer work on behalf of a candidate or party), using Blackstone resources (e.g., offices or conference rooms) for volunteer activities and making contributions to political parties and political action committees. The requirement to obtain prior approval may be extended to consultants at the discretion of the LCD. The request for clearance should include the name of the recipient of the proposed contribution, the political office being sought (and any current office held), and the amount and approximate date of the contribution. In the case of a solicitation or coordination of contributions or other activity, the request should include a description of the relevant event or activity. The LCD will respond to the request granting or denying clearance. This requirement applies to contributions made by an employee, certain senior advisors, and members of their Family (as defined in Article III, Section E(1)(b)). Note that foreign nationals (other than green card holders) are prohibited from making any contributions or expenditures in connection with any election in the U.S. If a contribution or other activity is not completed within a reasonable amount of time after receiving approval, a new request for approval must be made.

TBG employees serving as portfolio company officers or directors should not participate in any discussions or decisions relating to portfolio company political activity.

In addition, any entity retained to distribute TBG funds or products may not solicit business from governmental bodies unless the entity represents in writing that it is a broker-dealer registered with FINRA and is subject to its rules.

SECTION F – Outside Business Activities

(Extracted from The Blackstone Group L.P. Global Compliance Policies Manual)

D.	Outside Employment and Business Activities

No TBG personnel, full-time or part-time, shall engage in an outside business activity, including being employed by or accepting any remuneration from, or performing any services for, any person or entity other than TBG or any affiliate thereof, except as specifically authorized in advance and documented by the LCD. Examples of outside business activities or employment include, among others: (1) serving as a director, trustee, officer or committee member of organizations other than TBG, including public or private corporations and limited and general partnerships; (2) being employed by firms or companies, including portfolio companies (other than at the direction of TBG), suppliers, investors and/or competitors of TBG or portfolio companies; and (3) engaging in any other activity for which an employee receives income and (i) requires more than a de minimis amount of such person’s time (i.e., more than five hours a week), or (ii) might reasonably give the appearance to a third-party that such activity is sponsored by or through Blackstone. This policy does not apply to non-investment related activities that are exclusively charitable, civic, religious or fraternal, that are recognized as tax exempt and for which the employee receives no compensation; however, if such activities are investment-related (such as serving as a director, trustee or officer with an investment-related role or as a member of the investment committee of any charitable, civic, religious or fraternal entity (e.g., endowments, foundations, clubs, churches, lodges or similar organizations)), this policy will apply. TBG personnel should contact the LCD if they have any questions as to whether their activities constitute Outside Business Activities as described in this section.

All employees are required to submit a request to the LCD via the Legal and Compliance Request Center (“Request Center”) prior to engaging in any outside business activities. The LCD will review the request and if necessary, impose conditions or limitations or prohibit the activity completely. The LCD will document and keep records of this process. Any outside business activity, whether or not it requires a license (such as insurance or real estate), must be kept entirely separate from, and should not conflict with, an employee’s TBG business activities and responsibilities and in no case should TBG e-mail or other communication systems or services or resources be used to conduct any such outside business activity.

If an employee or relevant senior advisor is a director of any non-Blackstone affiliated entity (e.g., not a portfolio company), TBG shall reflect such fact on TBG’s Watch List and monitor trading in such entity’s securities as necessary (see also Article III, Section C(5) below).

TBG personnel who are registered with FINRA (and TBG personnel acting on behalf of such FINRA-registered personnel) (collectively, “Broker-Dealer Personnel”) should consult the policies and procedures applicable to their respective business units for additional information regarding outside employment and business activities.

Employees must immediately inform the LCD if the status of their outside business activity changes materially (e.g., new role or different responsibilities or termination of relationship). The LCD may impose additional or different conditions or limitations on a previously approved outside business activity or prohibit the employee from continuing such activity.

E.	Private Securities Transactions

A “private securities transaction” is any securities transaction (other than a personal investment) outside the regular course or scope of an employee’s employment with TBG (e.g., engaging in broker-dealer activities outside the purview of the Company). Employees must receive written consent from the LCD prior to engaging in a private securities transaction. Typically the LCD will not authorize private securities transactions by TBG employees.

EXHIBIT A

POTENTIALLY MATERIAL CORPORATE OR OTHER DEVELOPMENTS(4)

•	A joint venture, merger, acquisition, tender or exchange offer. A proposal or plan for any such transaction, even if preliminary in nature.

•	The declaration, omission, or change of dividends.

•	The announcement of actual or estimated earnings or other financial information.

•	A stock split or stock dividend.

•	A significant change in management or control.

•	Additions to reserves for bad debts or contingent liabilities. Write-offs to earnings.

•	A call of securities for redemption.

•	The borrowing of a significant amount of funds.

•	Public or private sale of additional securities.

•	New product, discovery or technology news.

•	The purchase or sale of a significant asset or assets.

•	An event requiring the filing of a report under the Exchange Act.

•	The announcement of a share repurchase program.

•	A tender or exchange offer for another company’s securities.

•	Defaults on long-term obligations or under the terms of such obligations.

•	A news story or analyst’s report on the company which will be forthcoming in the immediate future.

•	Knowledge or awareness of market activity by other persons designed to affect the price of a security or which is likely to do so.

•	A change in interest rate policy by the Federal Reserve.

(4)	This list is not exhaustive and, depending on all of the facts and circumstances of a given situation, other developments might be material, while some of the items listed might not be material.

•	The release of economic data (e.g., trade deficit or industrial production data, or unemployment or inflation rates).

•	Other news, such as governmental or regulatory developments, likely to have an impact on a particular industry or the securities markets generally.

•	Significant litigation or investigation by a securities regulatory body or SRO.

•	Reorganizations or recapitalizations.

•	Bankruptcies or receiverships.

•	Significant developments regarding customers or suppliers.

•	Change in auditors.

•	Significant Regulatory Actions.

Confidential: Not for External Distribution

EXHIBIT B

INFORMATION WALL PROCEDURES MEMORANDUM

THE BLACKSTONE GROUP L.P.

TO:	All Personnel

FROM:	John Finley Marshall Sprung

RE:	Information Wall Policies and Procedures

DATE:	January 2019

This memorandum outlines certain information wall procedures with respect to The Blackstone Group L.P. (“Blackstone”). The memorandum is meant to govern (i) Blackstone’s “private side” business groups, currently, Private Equity, Tactical Opportunities, Real Estate, BTSA, BMAA, Infrastructure, Life Sciences, the Capital Markets Group (“BXCM”) and Blackstone Insurance Solutions Group (“BISA”),, (ii) Blackstone’s “public side” businesses, currently, Hedge Fund Solutions/BAAM (“HFS”), GSO and Harvest, and (iii) Strategic Partners (“SP”).5 Private side businesses are those which routinely acquire Confidential Information (as defined in Article III B. 1 of Blackstone’s Global Compliance Policies Manual) and generally do not trade in the public markets. Public side businesses are those which regularly trade in the public markets. SP is considered a separate group for information wall purposes and is generally walled off from the private and public side groups. Additional policies and procedures relating to SP are attached hereto as Appendix A. Moreover, there is a “Disaggregation Wall” in place for purposes of Section 13D-G and Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) between Harvest and other businesses of Blackstone (“BX Business Units”, and, together with Harvest, “Firm Business Units”). This wall places heightened restrictions on cross-wall communications between Harvest personnel and personnel of any BX Business Unit, and the policies and procedures relating to this wall are attached hereto as Appendix B.

[5]

BTSA refers to Blackstone Treasury Solutions LLC and BMAA refers to Blackstone Multi-Asset Advisors LLC. For purposes of these Information Wall Procedures (i) the Blackstone Real Estate Debt Strategies (BREDS) is considered part of the Real Estate group, and (ii) HFS’s Strategic Opportunity (BSOF), Strategic Alliance (SAF), Strategic Capital (BSCH) and daily liquidity funds (BAIA) are considered part of HFS, provided that HFS investment personnel that work on BAIA’s risk premia strategy (RP Team) are a separate public side group for purposes hereof (see Section VII below).

[2]	For purposes of this memorandum, PWS includes the family office business.

Confidential: Not for External Distribution

This memorandum also covers Blackstone Advisory Partners L.P. (“BAP”), Blackstone’s registered broker-dealer. BAP consists primarily of three businesses: BXCM, the Private Wealth Solutions Group (“PWS”)6, and the Investor Relations & Business Development Group (“IRBD”). For purposes of these policies and procedures, BXCM and PWS are considered private side groups and IRBD personnel are considered to be part of the business group in which they work. IRBD “generalists” are considered to be private side.

The private side, HFS, RP Team (as defined in Section VII hereof), GSO, Harvest and SP each constitute a separate “Group” for purposes of these policies and procedures.

I. General Information Wall Rules

•

Subject to specific wall crossing procedures described below, the communication of Confidential Information between Groups is not permitted without the prior approval of one of John Finley, Peter Koffler, Marisa Beeney, C.B. Richardson, Omar Rehman, Susannah Lindenfield, Kalika Jayasekera, Jeffrey Iverson, Tia Breakley, Patrick Kassen, Susan Burkhardt, Stephen O’Connor, Anthony Merhige or Marshall Sprung (collectively, “Senior Compliance Staff” or “SCS”).

•

Subject to the exception set forth in paragraph 3 below, SCS or their designee should be advised in advance via e-mail of all meetings or phone conversations between Groups relating to the sharing of information, and generally should be copied on all significant communications between Groups relating to the sharing of information. As a result of the Disaggregation Wall, no communication with respect to an issuer or a narrow-based index by email, telephone or otherwise, between Harvest personnel and personnel in a BX Business Unit may occur without pre-clearance with SCS or their designee to determine whether such communication is permissible.

•

Other than with respect to discussions involving Harvest personnel, SCS need not be advised of informal, unscheduled conversations where no Group present has (i) Confidential Information or has signed a confidentiality agreement (“CA”) relating to any company to be discussed, (ii) a substantive relationship or involvement with any company to be discussed, or (iii) an investment in, or is presently contemplating an investment in, any company to be discussed. SCS or their designee should be contacted if there is any doubt as to whether a communication falls within this category.

•

SCS or their designee will “chaperone” any meeting or phone conversation where one of the Groups present has Confidential Information or has signed a CA. SCS or their designee also will generally chaperone all permitted meetings and phone calls where Harvest personnel and personnel in a BX Business Unit are present (see Appendix B). Subject to the preceding sentence, SCS will determine on a case-by-case basis whether to chaperone meetings where no Group present has Confidential Information or has signed a CA.

Confidential: Not for External Distribution

•	SCS may delegate the chaperone function to other employees in the Legal and Compliance Department (“LCD”) as appropriate.

•

SCS, by sending supplemental memoranda or e-mails to Blackstone professionals, at any time may make any necessary adjustments to these procedures, either generally or in respect of a particular issuer.

•

If an employee receives Confidential Information from another Group about an issuer, the employee must immediately inform LCD so that, if necessary or appropriate, trading by the receiving Group can be suspended in the issuer’s securities or loans or, in the case of Harvest, issuer positions within Blackstone can be aggregated for Section 13 and 16 purposes.

•

Employees of one Group generally should not disclose that Group’s trading positions or investments to another Group without the consent of SCS or a designee, and personnel in Harvest may not share any issuer or narrow-based index information with personnel in any BX Business Unit, and vice versa, without the prior consent of SCS or a designee.

•

When employees of one Group receive Confidential Information from another Group, the recipient and typically his/her Group will be considered restricted on the name in question to the same extent as the Group that provided the Confidential Information.

•

Public information about an issuer or a narrow-based index may not be shared between Harvest personnel and personnel in a BX Business Unit without pre-clearance with SCS or their designee to determine whether such communication is permissible as a result of the Disaggregation Wall.

•

The Blackstone Management Committee, LCD and the Public Affairs Group are considered “over-the-wall” with respect to the general information walls and the Disaggregation Wall. “Over-the-wall” personnel may receive information about all groups. Dwight Scott (GSO President) is considered “over-the-wall” in respect of Harvest, and therefore may receive information about Harvest. This is necessary to enable such personnel to perform their supervisory or other responsibilities on behalf of Blackstone. Other individuals, including senior personnel in Firm Business Units, may be treated as “over-the-wall” for specific, limited purposes from time to time. In such cases, Confidential Information about specific issuers and Confidential Information about a Group’s investment activities will be shared on a limited, as needed basis. The policies in Appendix B are relevant for any “over-the-wall” personnel with respect to interactions with Harvest personnel.

•	Each Group is physically separated from the other Groups and employees from one Group should not be present in the physical space of another Group without a proper purpose.

•

LCD receives and consolidates position data from each Group to determine if there are any regulatory filing requirements triggered by such consolidated positions in the context of the information walls described in this policy.

Confidential: Not for External Distribution

II. Communication between Groups

Communications involving Harvest personnel are subject to the specific procedures set forth in Appendix B rather than any of the provisions below.

If neither Group has signed a CA and neither has any Confidential Information, communications between the Groups may be permitted by SCS with or without a chaperone as determined by SCS, but typically will be limited to communications about an industry or asset class as opposed to a specific issuer.

From time to time personnel from various Groups including public side and private side businesses will meet to facilitate discussions of strategy, industry, asset classes or market sectors (e.g. energy, telecommunications) and in some cases the potential for collaboration across Blackstone. Policies and procedures will be developed specific to these meetings to address information wall considerations and limit access to Confidential Information.

If both Groups have signed CAs and each has the same Confidential Information, communications for which there is a business need will be permitted absent unusual circumstances, typically without a chaperone. If the Groups have different Confidential Information, then SCS’s approval of the communications will depend on the nature of the Confidential Information that is different, and SCS or their designee typically will chaperone the communications.

3.

If one Group has signed a CA or has Confidential Information with respect to an issuer and the other Group has not signed a CA and has no Confidential Information as to that issuer, SCS generally will permit a discussion between the Groups relating to the issuer’s industry in general or a different issuer in the same industry. SCS or their designee typically will chaperone such discussions to make sure Confidential Information is not shared. SCS generally will significantly restrict communications between the two Groups that relate to the issuer about which one of the Groups has Confidential Information or has signed a CA, unless (i) the other Group is willing to become restricted as to that issuer, and (ii) sharing information would not violate the terms of any agreement to which the disclosing Group is a party. Particular scrutiny will be applied where one Group has material, non-public information as to the issuer or has a representative on the board of the issuer.

III. Communications among Private Side Businesses

1.

Subject to the limitations set forth below, it is generally permissible for any private side business to communicate Confidential Information or information subject to a CA to another private side business.

Confidential: Not for External Distribution

2.

All communications of Confidential Information between different private side businesses must occur on a need-to-know basis, not to the detriment of the business providing the information or its clients and not in violation of any confidentiality obligation.[7]

3.

Employees should generally confirm with the business with which they intend to share Confidential Information or information subject to a CA that the receiving business is willing to receive such information. Sharing information subject to a CA will generally subject the receiving private side business to the confidentiality obligations set forth in the applicable CA. While it is not required to check these interactions with the LCD, employees are encouraged to do so if there are any questions or concerns.

4.

Private side employees must at all times be mindful of their Group’s fiduciary duties to limited partners, and should act accordingly in determining whether to communicate Confidential Information to other private side Groups.

5.	SCS may implement temporary walls among the private side Groups as necessary to address confidentiality or fiduciary concerns relating to a specific transaction or issuer.

IV. Communications between the Tactical Opportunities Group (“TacOps”) and the Non- Private Side Groups

For the avoidance of doubt, any information sharing between TacOps and a non-private side Group will be subject to the rules for “Communications between Groups” (Section II above). In addition, Bennett Goodman, head of GSO, serves on the Investment Committee of TacOps and Min Htoo, Co-CIO of HFS, attends certain TacOps investment committee meetings. Written procedures are maintained relating to Bennett’s and Min’s attendance at Investment Committee meetings.

V. Blackstone Treasury Solutions Advisors, Blackstone Multi-Asset Advisors and Blackstone Insurance Solutions

SCS (typically Jeffrey Iverson) will monitor meetings of the investment committees of these groups and determine if HFS and GSO must be restricted on any names as a result of attending such meetings, or if HFS or GSO should be recused from attending because of a conflict.

[7]

Note: The EU Market Abuse Regulation (“MAR”) may impose additional restrictions with respect to the handling of confidential information. Employees should refer to the relevant MAR policies and procedures for additional information.

Confidential: Not for External Distribution

VI. Blackstone Liquid Alternative Funds

Blackstone Alternative Multi-Strategy Fund is an open-end mutual fund managed by Blackstone Alternative Investment Advisors LLC (“BAIA”). Blackstone Diversified Multi-Strategy Fund is a UCITS fund managed by BAIA. The members of Blackstone’s Management Committee may not (i) serve on BAIA’s or either of these funds’ investment committees or attend such investment committee meetings, (ii) have access to these funds’ portfolio positions, or (iii) serve on any of these funds’ Board of Trustees or Directors.

VII. BAIA Risk Premia Strategy

HFS investment personnel that work on BAIA’s risk premia strategy (the “RP Team”) are a different Group than HFS for purposes of this policy. In order to implement an information barrier with respect to the RP Team, the RP Team is physically separated from the rest of HFS and is subject to additional policies and procedures as set forth in the HFS Supplemental Compliance Policies and Procedures. For the avoidance of doubt, any information sharing between the RP Team and any non-HFS business groups will be subject to the rules for “Communications between Groups” (Section II above).

VIII. Communications between PWS and IRBD Generalists and the Non-Private Side Groups

While PWS personnel and IRBD generalists are otherwise considered to be part of the private side Group, PWS personnel and IRBD generalists may communicate with a non-private side group without the prior approval of SCS as necessary to facilitate the solicitation and servicing of investors for such Groups.

IX. Finance Professionals

Professionals who work in the Finance Department and are not part of a business group (“Finance Department Professionals”) may receive information from multiple Groups as necessary to perform their duties for Blackstone. However, any information they receive about one Group is subject to Blackstone’s policies regarding confidential information and accordingly may not be shared with personnel in any other Group without the prior approval of SCS. Finance Professionals do not and should not engage in trading/investment activities in respect of any Firm Business Unit, advise on trading/investment activities in respect of any Firm Business Unit, or unless necessary to perform their job, communicate with other Blackstone personnel engaged in trading/investment activities in respect of any Firm Business Unit.

Finance Department Professionals must report to and be supervised by other Finance Department Professionals and not professionals in a Group. Further, compensation for Finance Department Professionals must be decided by the Finance Department; compensation for senior members of the Finance Department may also be determined by Blackstone senior management. Finance Department Professionals’ compensation may not be based on the success of trading activities, but may be based on the success of Blackstone as a whole.

Confidential: Not for External Distribution

X. IT Professionals

Professionals who work in the Innovations Group and are not part of a business group (“IT Professionals”) may receive information from multiple Groups as necessary to perform their duties for Blackstone. However, any information they receive about one Group is subject to Blackstone’s policies regarding confidential information and accordingly may not be shared with personnel in any other Group without the prior approval of SCS. IT Professionals do not and should not engage in trading/investment activities in respect of any Firm Business Unit, advise on trading/investment activities in respect of any Firm Business Unit, or unless necessary to perform their job, communicate with other Blackstone personnel engaged in trading/investment activities in respect of any Firm Business Unit.

IT Professionals must report to and be supervised by other IT Professionals and not professionals in a Group. Further, compensation for IT Professionals must be decided by the Innovations; compensation for senior members of the Innovations Group may also be determined by Blackstone senior management. IT Professionals’ compensation may not be based on the success of trading activities, but may be based on the success of Blackstone as a whole.

Confidential: Not for External Distribution

Appendix A

TO:	All Personnel

FROM:	John Finley Marshall Sprung

RE:	Information Walls and Related Procedures for Strategic Partners as a Division of The Blackstone Group L.P.

DATE:	March 2018

This memorandum summarizes certain supplemental information wall and related procedures regarding Strategic Partners and its controlled affiliates (“SP”) as a subsidiary of The Blackstone Group L.P. (“Blackstone”). Capitalized terms used but not defined in this Appendix shall have the meaning ascribed to them in the Information Wall Procedures Memorandum to which this Appendix is attached.

The purpose of these procedures is to ensure that Confidential Information acquired by SP will not be shared in violation of its contractual and fiduciary obligations, including confidentiality agreements that grant SP access to material non-public information regarding third parties or other contractual covenants imposed by SP’s investee funds that result in confidentiality/non-disclosure obligations. Many of the investee funds do not permit confidential information to be provided to affiliates. The confidentiality provisions in such agreements are the basis of the confidentiality obligations and definitions set forth below.

Under Blackstone’s current information wall policies, there is a “private side”, which consists of Private Equity, Tactical Opportunities, Real Estate, BTSA, BMAA, Infrastructure, BXCM, PWS and IRBD generalists, and a “public side”, which includes HFS, GSO, Harvest and BISA. SP is considered a separate Group for information wall purposes and, except as expressly provided below, is generally walled off from the private and public side groups.

Employee Communications

•

In addition to Blackstone’s general policies with respect to the communication of material non-public information among Groups, SP will not communicate any confidential information to other business groups without the prior approval of Blackstone’s Senior Compliance Staff (“SCS”). In the case of SP, “Confidential Information” also includes any information acquired by SP that is specified as confidential information pursuant to any partnership agreement or related agreement to which SP is a party or is otherwise designated as confidential information pursuant to a confidentiality agreement entered into by SP to acquire interests in a fund or otherwise; provided, however, Confidential Information does not include (i) aggregated financial information of SP or any of its funds, (ii) aggregated investment results (e.g., track record) for SP or any of its funds, (iii) macro trends relating to the funds in which SP invests; (iv) information that is not confidential information pursuant

Confidential: Not for External Distribution

to exceptions in the applicable agreements; or (v) information that is available to the public through other sources. The foregoing will not limit the ability of SP to furnish confidential information to (i) Blackstone executive management and support personnel who need to know such information in order to supervise SP; (ii) PWS or IRBD generalists in the context of marketing SP funds; (iii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; and (iv) Blackstone auditors, lawyers, and appraisers, and the audit committee of the Blackstone Board of Directors. In addition, Blackstone will be entitled to review SP financial, operation and compliance information as may be required to meet Blackstone’s supervisory, financial reporting, legal and regulatory requirements.

•

Blackstone and SP also may collaborate with respect to administrative, fund raising and operational matters (e.g., back-office support, technology, human resources, etc.), but such collaboration will be subject to sharing such Confidential Information to the extent necessary for Blackstone to manage its interest in SP. Any resulting combined operations or personnel sharing (or transfers of personnel) will be designed to accommodate the information walls and related procedures protecting Confidential Information, as they may be amended from time to time.

•	Consistent with Blackstone’s existing operating policies, SP will maintain its own computer drives, databases and other technology systems.

Governance

•	The SP management team, subject to these information wall policies, will report to Jonathan Gray or his designee.

•	No Blackstone employees outside of SP will sit on SP’s investment committee and they will not attend SP’s investment committee meetings unless pre-cleared by SCS.

•

SP may be presented with opportunities to invest in Blackstone-sponsored funds on behalf of SP funds. As with any SP investment decision, no Blackstone personnel outside of SP will participate in the SP investment committee and any negotiation will be “arm’s length”. Moreover, information provided to SP in its capacity as a Blackstone fund investor will be subject to the confidentiality provisions and controls on the use of confidential information in such agreement.

•

Blackstone employees outside of SP may invest in SP funds, including through the firm-wide “side-by-side” program, provided SP may not share Confidential Information in a manner that would breach any applicable confidentiality provisions or agreements.

Physical Separation

•	SP will be located in a physical location separate from all other Blackstone business groups.

Confidential: Not for External Distribution

•

SP employees designated as finance personnel will sit with the rest of the Blackstone Finance Group and dual report to the heads of SP and Blackstone’s CFO. However, they will not share confidential SP information with other members of the Finance Group, except as needed in order to enable Blackstone to properly oversee SP’s operations and financials as well as prepare Blackstone’s financials.

Other

•

All regulatory filings required to be made by SP or its funds will be coordinated with the Blackstone Legal & Compliance, External Relations, and Finance Groups. This includes filings under Section 13 and 16, Form PF and Form ADV.

•

SP will coordinate with the Blackstone Legal & Compliance Group to monitor positions held by SP funds (and to the extent necessary, positions held by underlying SP funds) for purposes of banking and securities laws (e.g., manage attribution rules given regulatory consequences from owning in excess of 5% or 25% in a banking entity).

•

Personal securities trading by SP employees will be subject to Blackstone’s personal trading policies as well as pre-clearance by the SP Chief Compliance Officer. SP personnel will be prohibited from trading in the securities of investee funds’ portfolio companies.

•	SP may access due diligence personnel or the services of other Blackstone groups in a manner consistent with any confidentiality agreement applicable to SP or such other groups.

Appendix B

TO:	All Personnel

FROM:	John Finley Marshall Sprung

RE:	Information Walls and Related Procedures for Harvest Fund Advisors as a Division of The Blackstone Group L.P.

DATE:	March 2018

This memorandum describes the information wall that will be implemented by Harvest Fund Advisors LLC (together with Harvest Fund Manager LLC, “HFA” or “Harvest”) effective March 30, 2018. These policies are supplemental to the information wall procedures applicable to The Blackstone Group L.P. (“Blackstone”). Capitalized terms used but not defined in this Appendix shall have the meaning ascribed to them in the Information Wall Procedures Memorandum to which this Appendix is attached.1

Harvest provides discretionary investment management services to Blackstone’s publicly-traded MLP and yield-oriented investment platform. The purpose of these policies and procedures is to establish an information wall between Harvest and BX Business Units for purposes of Section 13(d), Section 13(g) and Section 16 reporting. The information wall will also serve to prevent the transmission of issuer specific or narrow-based index information between Harvest and BX Business Units as further described in the Information Wall Procedures Memorandum.

[1]	Note: The following terms are defined in the Information Wall Procedures Memorandum and are reproduced here for convenience:

“BX Business Units” means other businesses of Blackstone (not including Harvest).

“Firm Business Units” means BX Business Units and Harvest, taken together.

“SCS” means Senior Compliance Staff

One of the purposes of the policies and procedures specified herein is to ensure that (i) personnel in Harvest (“Harvest Personnel”) do not discuss or share voting or investment information with personnel in a BX Business Unit and (ii) personnel in a BX Business Unit do not discuss or share voting or investment information with Harvest Personnel. Background on Regulation 13D-G and Section 16:

The purpose of implementing the policies and procedures described in this Appendix is to ensure that positions in a subject security (as defined below) held by Harvest funds or accounts will be disaggregated with positions held by funds or accounts managed by other BX Business Units for purposes of Section 13(d) reporting.

Compliance with these policies and procedures will also permit disaggregation of beneficial ownership by Harvest for the purposes of the 10% beneficial ownership test of Section 16 and permit Harvest to take the position that it does not have a “pecuniary interest” in the equity securities acquired or disposed of by a BX Business Unit (and vice versa).

•

“Beneficial owner” is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The definition is complex, but, in general, a beneficial owner is any person who has or shares the power, directly or indirectly, through any contract, arrangement, understanding or otherwise, to vote or direct the vote of a subject security or the power to dispose or to direct the disposition of a subject security. A person will be deemed a beneficial owner of a subject security if that person has the right to acquire beneficial ownership within 60 days, including but not limited to the right through the exercise of options, warrants or conversion rights.

•

“Subject security” means any equity security of a class registered under the Exchange Act, any equity security of an insurance company exempt from such registration under Section 12(g)(2)(G) of the Exchange Act and any equity security of a closed-end investment company registered under the Investment Company Act of 1940. Equity securities of a non-voting class are not subject securities, such as non-convertible preferred stock with only the voting rights required by Delaware law. Subject securities generally include all stocks listed on an exchange, but may also include unlisted stocks where the issuer files periodic reports (10-Ks and 10-Qs). For foreign issuers, if the class of securities is listed on a U.S. exchange (either directly or in the form of American Depositary Receipts (“ADRs”)) or the issuer files Form 20-F with the SEC, then securities of that class (including both the underlying shares and the ADRs) are subject securities irrespective of whether they are acquired in the United States or abroad.

The policies and procedures relating to Regulation 13D-G below should be followed to ensure Harvest’s positions in, acquisitions or dispositions of, or changes of intention with respect to, a subject security are not “attributed” to those of BX Business Units and vice versa. Attribution, if required, may trigger a reporting requirement that might otherwise not arise and may subject Blackstone to short swing profit disgorgement under Section 16(b) of the Exchange Act.

These policies and procedures are based on statements made by the SEC in Release No. 34-39538 (January 12, 1998), which adopted certain amendments to Regulation 13D-G. Questions about these policies and procedures should be addressed to SCS.

Regulation 13D-G General Principles:

•	Beneficial ownership by business units, divisions or subsidiaries that hold subject securities normally should be aggregated and attributed to such persons controlling such units.

•

If the organizational structure of the entities is such that voting and investment powers over subject securities are exercised independently, attribution outside the business unit may not be required.

•	The determination whether voting and investment powers are exercised independently is based on the relevant facts and circumstances.

•	Attribution outside of business units may not be required if adequate “informational barriers” that ensure voting and investment powers are exercised independently are in place.

Communications Covered:

•

All types of communications between Harvest personnel and personnel in a BX Business Unit are covered by these policies and procedures. This includes communications by phone, email, other electronic communication and social media. This policy should be broadly construed to encompass all means and manner of communications by Harvest personnel and personnel in a BX Business Unit.

Attribution under Regulation 13D-G and Section 16:

•	Positions in subject securities must be aggregated for Schedule 13D/13G and Section 16 reporting purposes if any of the following situations arise:

•

Common investment or voting decisions: If voting or investment decisions were made about a particular subject security by the same person at Harvest and a BX Business Unit, then the positions of such security held by Harvest and such BX Business Unit for which such person has voting or investment control must be aggregated. Likewise, if voting or investment decisions were made by an investment committee consisting of Harvest Personnel and personnel in a BX Business Unit, all positions in subject securities that were acquired, disposed of or voted at the direction of such committee will be treated as owned by Harvest and such BX Business Unit.

•

Sharing of Information: If information concerning the holding, acquisition, voting or disposition of a subject security were shared between Harvest Personnel and personnel in a BX Business Unit, the positions of such security held by Harvest and the BX Business Unit providing or receiving such information will be attributed to Harvest and such BX Business Unit.

•

Public Information: These policies and procedures apply to all voting and investment information even if publicly available. For example, discussions on voting or investment information with respect to a specific issuer or narrow-based index may not occur in response to news articles or issuer public statements.

I.	PHYSICAL AND ELECTRONIC SEPARATION

Harvest Personnel are located in work areas that are physically segregated from BX Business Units, which is intended to prevent voting or investment-related communications among Harvest and BX Business Units.

A.

Office Configuration. Harvest investment-related activities will be conducted at 100 West Lancaster Avenue in Wayne, PA and Harvest Personnel will maintain offices at 100 West Lancaster Avenue. However, Harvest Personnel may participate in and conduct meetings at 345 Park Avenue, subject to reasonable efforts to segregate Harvest Personnel from personnel in BX Business Units with respect to their workspace while at 345 Park Avenue, as well as the communication procedures set forth herein.

B.

Files & Records. Harvest Personnel do not have electronic access to portfolio information of BX Business Units. In addition, Harvest Personnel are restricted from electronic access to all files and records of BX Business Units without the prior approval of SCS. Likewise, personnel in BX Business Units do not have access to Harvest portfolio information or other Harvest-related files and records, which are segregated on a dedicated shared drive.

C.

Stored Information. Harvest will not have access to any summaries, analyses, compilations, reports or other documents that are (i) prepared by a BX Business Unit or (ii) provided to a BX Business Unit by any third party manager.

D.

Computers. The computers of personnel across Firm Business Units are password protected for access to email communications as well as for internally created documents that are derived from confidential information.

E.

Compensation. Harvest Personnel are generally compensated from the Harvest compensation pool. This compensation arrangement does not align the interests of Harvest Personnel with those of personnel in any BX Business Unit in relation to voting or investment decisions. Compensation programs must be designed so that the programs do not encourage the coordination of trading, voting or investment portfolio management activities between Harvest and any other BX Business Unit.

II.	SEPARATION OF PERSONNEL – THE HARVEST INFORMATION WALL

In general, (i) Harvest Personnel may not discuss or share voting or investment information with respect to an issuer or information regarding a narrow-based index, with personnel in a BX Business Unit, and (ii) personnel in a BX Business Unit may not discuss or share voting or investment information with respect to an issuer or information regarding a narrow-based index, with any Harvest Personnel. There are, however, two categories of personnel that can receive information regarding Harvest: (i) “over-the-wall” personnel and (ii) Harvest/GSO Wall Personnel (as defined below).

A.	Over The Wall Personnel

“Over-the-wall” personnel may receive voting and investment information relating to multiple Firm Business Units; however, “over-the-wall” personnel will not make issuer-specific investment decisions with respect to Harvest and are not permitted to share information regarding specific names, including voting and investment information to which they may have access in one Firm Business Unit with investment professionals in another Firm Business Unit.

Persons “over-the-wall” receive special training on Blackstone’s “over-the-wall” policies and procedures.

B.	Harvest/GSO Wall Personnel

Certain GSO business management professionals (including GSO business management group heads, the GSO information technology group and other GSO business management personnel as designated by SCS from time to time) may receive information from Harvest as necessary to perform their duties for Blackstone. In particular, these personnel (the “Harvest/GSO Wall Personnel”) are engaged in the integration of Harvest into Blackstone and will assist with various business management functions on an ongoing basis. Any information received by Harvest/GSO Wall Personnel about Harvest is subject to Blackstone’s policies regarding confidential information and accordingly may not be shared with personnel in any BX Business Unit without the prior approval of SCS. Harvest/GSO Wall Personnel do not and should not engage in trading/investment activities in respect of any Firm Business Unit, advise on trading/investment activities in respect of any Firm Business Unit, or unless necessary to perform their job, communicate with other personnel engaged in trading/investment activities in respect of any Firm Business Unit.

Harvest/GSO Wall Personnel must report to and be supervised by business management personnel within each such employee’s business unit or personnel in a BX Business Unit who are “over-the-wall”. Further, compensation for Harvest/GSO Wall Personnel must be decided by business management professionals or personnel who are “over-the-wall”. Harvest/GSO Wall Personnel compensation may not be based on the success of trading activities of Harvest, but may be based on the success of such employees’ business unit or Blackstone as a whole.

C.	Wall-Crossings

Harvest may, with the prior written approval of SCS, permit Harvest Personnel to share voting or investment information with a person in a BX Business Unit (or vice versa). It is anticipated that wall-crossings will be isolated and, if a wall-crossing is permitted, special procedures will be implemented to ensure that the voting or investment information is not used in a manner inconsistent with these policies and procedures. SCS will also determine whether, despite these policies, aggregating any positions held by Firm Business Units for Section 13 and 16 purposes would be appropriate.

III.	PRE-APPROVED COMMUNICATIONS BETWEEN HARVEST AND BX BUSINESS UNITS

A.	SCS must be consulted in advance of any cross-wall communications.

B.

Conversations between Harvest Personnel and personnel in a BX Business Unit will generally be chaperoned by SCS or their designee, except as contemplated by these policies and procedures or otherwise with the consent of SCS.

C.

Certain Pre-cleared Meetings. SCS has pre-cleared certain regularly scheduled meetings between personnel in Harvest and personnel in BX Business Units. No individual issuer or narrow-based index or sector level information will be discussed in these meetings without first seeking clearance from SCS. Broad-based indices and sectors may be discussed in these meetings. These meetings are listed below, and may be chaperoned as determined by SCS.

i.	Quarterly SMD Meeting

ii.	Bi-Weekly Finance/Operations Meetings (Harvest/GSO Wall Personnel only)

iii.	Monthly Management Meeting (“over-the-wall” personnel and Harvest/GSO Wall Personnel only)

iv.	Quarterly Management Review Meeting (“over-the-wall” personnel and Harvest/GSO Wall Personnel only)

4.

IV.	AUDIT AND TESTING

A.

The information wall and related procedures for Harvest Fund Advisors as a division of The Blackstone Group L.P. will be subject to an annual audit, Blackstone’s internal testing team, and testing by third-party compliance consultants or the Blackstone internal audit group.

Exhibit C

Transparency International Corruption Perceptions Index1

Score	Country	Score	Country
36	Bahrain	29	Russia
36	Côte D’Ivoire	28	Bangladesh
36	Mongolia	28	Guatemala
36	Tanzania	28	Kenya
35	Armenia	28	Lebanon
35	Ethiopia	28	Mauritania
35	Macedonia	27	Comoros
35	Vietnam	27	Guinea
34	Philippines	27	Nigeria
33	Algeria	26	Nicaragua
33	Bolivia	26	Uganda
33	El Salvador	25	Cameroon
33	Maldives	25	Mozambique
33	Niger	24	Madagascar
32	Ecuador	23	Central African Republic
32	Egypt	22	Burundi
32	Gabon	22	Haiti
32	Pakistan	22	Uzbekistan
32	Togo	22	Zimbabwe
31	Azerbaijan	21	Cambodia
31	Djibouti	21	Congo
31	Kazakhstan	21	Democratic Republic of the Congo
31	Liberia	21	Tajikistan
31	Malawi	20	Chad
31	Mali	20	Eritrea
31	Nepal	19	Angola
31	Moldova	19	Turkmenistan
30	Gambia	18	Iraq
30	Iran	18	Venezuela
30	Myanmar	17	Korea, North
30	Sierra Leone	17	Equatorial Guinea
30	Ukraine	17	Guinea Bissau
29	Dominican Republic	17	Libya
29	Honduras	16	Sudan
29	Kyrgyzstan	16	Yemen
29	Laos	15	Afghanistan
29	Mexico	14	Syria
29	Papua New Guinea	12	South Sudan
29	Paraguay	9	Somalia

[1]	Current table can be found on http://www.transparency.org/. The above results are based on the 2016 index.